Exhibit 99.4

PART I–FINANCIAL INFORMATION

Grindr Financial Statements (Unaudited)

Grindr Group LLC and Subsidiaries

Condensed Consolidated Balance Sheets (unaudited)

(in thousands, except unit data)

	September 30,	December 31,
	2022	2021
Assets
Current Assets
Cash and cash equivalents	$27,236	$15,778
Accounts receivable, net of allowances of $80 and $53 at September 30, 2022 and December 31, 2021, respectively	18,433	17,885
Prepaid expenses	4,336	2,330
Deferred charges	3,749	4,611
Other current assets	8,087	3,308
Total current assets	61,841	43,912
Restricted cash	1,392	1,392
Property and equipment, net	2,134	2,374
Capitalized software development costs, net	6,916	3,637
Intangible assets, net	113,335	139,708
Goodwill	258,619	258,619
Other assets	761	84
Total assets	$444,998	$449,726
Liabilities and Members’ Equity
Current liabilities
Accounts payable	$1,913	$2,437
Accrued expenses and other current liabilities	10,429	3,539
Current maturities of long-term debt, net	5,040	3,840
Deferred revenue	18,732	20,077
Total current liabilities	36,114	29,893
Long-term debt, net	189,663	133,279
Deferred income taxes	17,317	20,912
Other non-current liabilities	169	2,405
Total liabilities	243,263	186,489
Commitments and Contingencies (Note 8)
Members’ Equity
Preferred units, par value $0.00001, unlimited units authorized, no units issued and outstanding at September 30, 2022 and December 31, 2021	—	—
Ordinary units, par value $0.00001; unlimited units authorized; 111,107,688 and 110,867,483 issued and outstanding at September 30, 2022 and December 31, 2021, respectively	1	1
Additional paid-in capital	211,972	269,131
Accumulated deficit	(10,238)	(5,895)
Total members’ equity	201,735	263,237
Total liabilities and members’ equity	$444,998	$449,726

See accompanying notes to unaudited condensed consolidated financial statements.

Grindr Group LLC and Subsidiaries

Condensed Consolidated Statements of Operations and Comprehensive (Loss) Income (unaudited)

(in thousands, except per unit data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
Revenue	$50,402	$38,249	$140,487	$100,812
Operating costs and expenses
Cost of revenue (exclusive of depreciation and amortization shown separately below)	12,955	9,621	36,758	25,723
Selling, general and administrative expense	20,331	8,335	53,822	21,798
Product development expense	4,159	2,841	11,981	7,422
Depreciation and amortization	9,097	10,708	27,215	32,534
Total operating costs and expenses	46,542	31,505	129,776	87,477
Income from operations	3,860	6,744	10,711	13,335
Other expense
Interest expense, net	(4,786)	(4,300)	(10,998)	(14,863)
Other expense, net	(263)	(89)	(329)	(119)
Total other expense	(5,049)	(4,389)	(11,327)	(14,982)
Net (loss) income before income tax	(1,189)	2,355	(616)	(1,647)
Income tax provision (benefit)	3,474	461	3,727	(214)
Net (loss) income and comprehensive (loss) income	$(4,663)	$1,894	$(4,343)	$(1,433)
Net (loss) income per unit:
Basic	$(0.04)	$0.02	$(0.04)	$(0.01)
Diluted	$(0.04)	$0.02	$(0.04)	$(0.01)
Weighted-average units of ordinary units outstanding:
Basic	111,098,038	110,611,462	110,984,923	108,293,197
Diluted	111,098,038	110,626,218	110,984,923	108,293,197

See accompanying notes to unaudited condensed consolidated financial statements.

Grindr Group LLC and Subsidiaries

Condensed Consolidated Statements of Members’ Equity for the Three and Nine Months Ended September 30, 2022 and 2021 (unaudited)

(in thousands, except per unit amounts and unit data)

	Series Y Preferred Units		Series X Ordinary Units		Additional
	(Par value $0.00001)		(Par value $0.00001)		paid-in	Accumulated	Total members’
	Shares	Amount	Shares	Amount	capital	deficit	equity
Balance at December 31, 2021	—	$—	110,867,483	$1	$269,131	$(5,895)	$263,237
Net income	—	—	—	—	—	4,629	4,629
Interest on the promissory note to a member	—	—	—	—	(741)	—	(741)
Contribution from member - related party unit-based compensation	—	—	—	—	349	—	349
Unit-based compensation expense	—	—	—	—	414	—	414
Exercise of stock options	—	—	26,384	—	119	—	119
Balance at March 31, 2022	—	—	110,893,867	1	269,272	(1,266)	268,007
Net loss	—	—	—	—	—	(4,309)	(4,309)
Member distributions	—	—	—	—	(83,313)	—	(83,313)
Interest on the promissory note to a member	—	—	—	—	(746)	—	(746)
Repayment of promissory note to a member	—	—	—	—	427	—	427
Payment of interest on promissory note to member	—	—	—	—	3,362	—	3,362
Contribution from member - related party unit-based compensation	—	—	—	—	12,598	—	12,598
Unit-based compensation expense	—	—	—	—	360	—	360
Exercise of stock options	—	—	193,678	—	906	—	906
Balance at June 30, 2022	—	—	111,087,545	1	202,866	(5,575)	197,292
Net loss	—	—	—	—	—	(4,663)	(4,663)
Interest on the promissory note to a member	—	—	—	—	(745)	—	(745)
Contribution from member - related party unit-based compensation	—	—	—	—	9,097	—	9,097
Unit-based compensation expense	—	—	—	—	643	—	643
Exercise of stock options	—	—	20,143	—	111	—	111
Balance at September 30, 2022	—	$—	111,107,688	$1	$211,972	$(10,238)	$201,735

Grindr Group LLC and Subsidiaries

Condensed Consolidated Statements of Members’ Equity for the Three and Nine Months Ended September 30, 2022 and 2021 (unaudited)

(in thousands, except per unit amounts and unit data)

	Series Y Preferred Units		Series X Ordinary Units		Additional
	(Par value $0.00001)		(Par value $0.00001)		paid-in	Accumulated	Total members’
	Shares	Amount	Shares	Amount	capital	deficit	equity
Balance at December 31, 2020	—	$—	105,180,224	$1	$267,216	$(10,959)	$256,258
Net loss	—	—	—	—	—	(5,121)	(5,121)
Contribution from member - related party unit-based compensation	—	—	—	—	268	—	268
Unit-based compensation expense	—	—	—	—	266	—	266
Balance at March 31, 2021	—	—	105,180,224	1	267,750	(16,080)	251,671
Net income	—	—	—	—	—	1,794	1,794
Issuance of units	—	—	5,387,194	—	30,000	—	30,000
Promissory note to a member	—	—	—	—	(30,000)	—	(30,000)
Interest on promissory note to a member	—	—	—	—	(526)	—	(526)
Contribution from member - related party unit-based compensation	—	—	—	—	352	—	352
Unit-based compensation expense	—	—	—	—	302	—	302
Balance at June 30, 2021	—	—	110,567,418	1	267,878	(14,286)	253,593
Net income	—	—	—	—	—	1,894	1,894
Interest on promissory note to a member	—	—	—	—	(756)	—	(756)
Contribution from member - related party unit-based compensation	—	—	—	—	356	—	356
Unit-based compensation expense	—	—	—	—	340	—	340
Exercise of stock options	—	—	130,918	—	589	—	589
Balance at September 30, 2021	—	$—	110,698,336	$1	268,407	$(12,392)	$256,016

See accompanying notes to unaudited condensed consolidated financial statements.

Grindr Group LLC and Subsidiaries

Condensed Consolidated Statements of Cash Flows (unaudited)

(in thousands)

	Nine Months Ended September 30,
	2022	2021
Operating activities
Net loss	$(4,343)	$(1,433)
Adjustments to reconcile net loss to net cash provided by operating activities:
Unit-based compensation	23,353	1,806
Accretion of premium on debt	—	1,118
Amortization of debt issuance costs	759	897
Interest income on promissory note from member	(2,232)	(1,282)
Depreciation and amortization	27,215	32,534
Provision for doubtful accounts	27	—
Deferred income taxes	(3,595)	(3,855)
Changes in operating assets and liabilities:
Accounts receivable	(575)	(3,622)
Prepaid expenses and deferred charges	(1,144)	(1,602)
Other current assets	(4,779)	(4,268)
Other assets	(677)	53
Accounts payable	(524)	1,122
Accrued expenses and other current liabilities	4,654	(7,185)
Deferred revenue	(1,345)	5,364
Due to related party	—	10
Other liabilities	—	(805)
Net cash provided by operating activities	$36,794	$18,852
Investing activities
Purchase of property and equipment	$(339)	$(156)
Additions to capitalized software	(3,434)	(2,184)
Net cash used in investing activities	$(3,773)	$(2,340)
Financing activities
Proceeds from exercise of stock options	$1,136	$589
Distributions paid	(79,524)	—
Proceeds from issuance of debt	60,000	—
Payment of debt	(2,220)	(2,880)
Payment of debt issuance costs	(955)	(960)
Net cash used in financing activities	$(21,563)	$(3,251)
Net increase in cash, cash equivalents and restricted cash	11,458	13,261
Cash, cash equivalents and restricted cash, beginning of the period	17,170	42,786
Cash, cash equivalents and restricted cash, end of the period	$28,628	$56,047
Reconciliation of cash, cash equivalents and restricted cash
Cash and cash equivalents	$27,236	$54,655
Restricted cash	1,392	1,392
Cash, cash equivalents and restricted cash	$28,628	$56,047
Supplemental disclosure of cash flow information:
Cash interest paid	$12,159	$13,752
Income taxes paid	$2,207	$8,775
Supplemental disclosure of non-cash financing activities:
Repayment of principal and interest on the promissory note to a member from distributions	$3,789	$—
Member distributions	$(3,789)	$—
Deferred transaction costs not yet paid	$1,168	$—

See accompanying notes to unaudited condensed consolidated financial statements.

Grindr Group LLC and Subsidiaries

Notes to Condensed Consolidated Financial Statements (unaudited)

(in thousands, except per unit amounts and unit data)

1.	Nature of Business

Grindr Group LLC and Subsidiaries (the “Company”) is headquartered in Los Angeles, California and manages and operates the Grindr app, a global LGBTQ+ social network platform serving and addressing the needs of the entire LGBTQ+ queer community. The Grindr app is available through Apple’s App Store for iPhones and Google Play for Android. The Company offers both a free, ad-supported service and a premium subscription version. The Company also manages a dating service app called Blendr, for a broader market.

The Company is a wholly owned subsidiary of San Vicente Group Holdings LLC (“Group Holdings”), which is the joint subsidiary of San Vicente Group TopCo LLC (“SVG”), a wholly owned subsidiary of San Vicente Acquisition LLC (“SVA”), and San Vicente Equity Joint Venture LLC (“SVE”), a related party and subsidiary of SVA.

2.	Summary of Significant Accounting Policies

Basis of Presentation and Consolidation

The accompanying unaudited condensed consolidated financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America (“U.S. GAAP”) and applicable rules and regulations of the Securities and Exchange Commission, (“SEC”), regarding interim financial reporting. Certain information and disclosures normally included in the condensed consolidated financial statements prepared in accordance with GAAP have been condensed or omitted pursuant to such rules and regulations. These unaudited condensed consolidated financial statements should be read in conjunction with the audited financial statements and accompanying notes for the year ended December 31, 2021. The unaudited condensed consolidated financial statements are unaudited and have been prepared on a basis consistent with that used to prepare the audited annual consolidated financial statements and include, in the opinion of management, all adjustments, consisting of normal and recurring items, necessary for the fair statement of the condensed consolidated financial statements. The condensed consolidated financial statements include the accounts of the Company, and its wholly owned subsidiaries after elimination of intercompany transactions and balances. The operating results for the three and nine months ended September 30, 2022 are not necessarily indicative of the results expected for the full year ending December 31, 2022.

Accounting Estimates

Management of the Company is required to make certain estimates, judgments, and assumptions during the preparation of its condensed consolidated financial statements in accordance with U.S. GAAP. These estimates, judgments, and assumptions impact the reported amounts of assets, liabilities, revenue, and expenses, and the related disclosure of contingent assets and liabilities. Actual results could differ from these estimates. On an ongoing basis, the Company evaluates its estimates and judgments including those related to: the useful lives and recoverability of property and equipment and definite-lived intangible assets; the recoverability of goodwill and indefinite-lived intangible assets; the carrying value of accounts receivable, including the determination of the allowance for doubtful accounts; valuation allowance; uncertain tax positions; legal contingencies; and the valuation of stock-based compensation, among others.

Impact of COVID-19

In March 2020, the World Health Organization declared COVID-19 a global pandemic. The COVID-19 outbreak has reached across the globe, resulting in the implementation of significant governmental measures, including lockdowns, closures, quarantines, and travel bans intended to control the spread of the virus.

While restrictions have been lessened and lifted, restrictions could be increased or reinstated in the future. Although an adverse impact on the Company’s ongoing operations is unlikely, the full magnitude the pandemic will have on the Company remains uncertain and will depend on the duration of the pandemic, as well as the effectiveness of mass vaccinations and the impact of future variants of the virus. Additionally, changes to estimates related to ongoing COVID-19 disruptions could result in other impacts, including, but not limited to, goodwill, indefinite-lived intangibles, and long-lived asset impairment charges.

Segment Information

The Company operates in one segment. The Company’s operating segments are identified according to how the performance of its business is managed and evaluated by its chief operating decision maker, the Company’s Chief Executive Officer (“CEO”). Substantially all of the Company’s long-lived assets are attributed to operations in the U.S.

Fair Value Measurements

Fair value is defined as the price that would be received to sell an asset or paid to transfer a liability in the principal or most advantageous market in an orderly transaction between market participants on the measurement date. Valuation techniques used to measure fair value maximize the use of observable inputs and minimize the use of unobservable inputs. The fair value hierarchy is based on three levels of inputs, of which the first two are considered observable and the last is considered unobservable:

Level 1 -	Observable inputs obtained from independent sources, such as quoted market prices for identical assets and liabilities in active markets.

Level 2 -	Other inputs, which are observable directly or indirectly, such as quoted market prices for similar assets or liabilities in active markets, quoted market prices for identical or similar assets or liabilities in markets that are not active, and inputs that are derived principally from or corroborated by observable market data.

Level 3 -	Unobservable inputs for which there is little or no market data and require the Company to develop its own assumptions, based on the best information available in the circumstances, about the assumptions market participants would use in pricing the assets or liabilities.

Recurring Fair Value Measurements

Money market funds are measured and recorded at fair value on the Company’s balance sheets on a recurring basis. The following tables present money market funds and their level within the fair value hierarchy as of September 30, 2022 and December 31, 2021:

	Total	Level 1	Level 2	Level 3
September 30, 2022:
Money market funds	$25,062	$25,062	$—	$—

	Total	Level 1	Level 2	Level 3
December 31, 2021:
Money market funds	$9,648	$9,648	$—	$—

The Company’s remaining financial instruments that are measured at fair value on a recurring basis consist primarily of cash, accounts receivable, accounts payable, accrued expenses, and other current liabilities. The Company believes their carrying values are representative of their fair values due to their short-term maturities. The fair values of the Company’s Credit Agreement balances were measured by comparing their prepayment values and observable market data consisting of interest rates based on similar credit ratings, which the Company classifies as a Level 2 input within the fair value hierarchy. The Company does not have any recurring fair value measurements using significant unobservable inputs (Level 3) as of September 30, 2022 and December 31, 2021.

Nonrecurring Fair Value Measurements

Assets acquired and liabilities assumed in business combinations are initially measured at fair value on the acquisition date on a nonrecurring basis using Level 3 inputs.

The Company is required to measure certain assets at fair value on a nonrecurring basis after initial recognition. These include goodwill, intangible assets, and long-lived assets, which are measured at fair value on a nonrecurring basis as a result of impairment reviews and any resulting impairment charge. Impairment is assessed annually in the fourth quarter or more frequently if an event occurs or circumstances change that would more likely than not reduce the fair value of the reporting unit or assets below the carrying value, as described below. The fair value of the reporting unit or asset groups is determined primarily using cost and market approaches (Level 3).

Deferred transaction costs

Deferred transaction costs consist of direct legal, accounting and other fees relating to the Company’s anticipated merger with a special purpose acquisition company (the “Merger”). These costs are capitalized as incurred in other current assets on the condensed consolidated balance sheets and will be expensed or charged to members’ equity upon the completion of the Merger. In the event the Merger is terminated, deferred transaction costs will be expensed in that period. Deferred transaction costs as of September 30, 2022 were $8,086. There were no deferred transaction costs as of December 31, 2021.

Modification of equity classified award

On the modification date, the Company determines the type of modification of the equity award by assessing whether the equity awards are probable or improbable to vest before and after the modification. The Company estimates the fair value of the awards immediately before and immediately after modification for those equity awards that are probable of vesting before and after the modification. Any incremental increase in fair value is recognized as an expense immediately to the extent the underlying equity awards are vested and on a straight-line basis over the requisite service period using the related expense attribution method to the extent that they are unvested. For equity awards that are improbable of vesting before the modification and probable of vesting after the modification, the Company recognizes expense measured as the fair value of the modified award on a straight-line basis over the requisite service period using the related expense attribution method based on the fair value of the awards at the modification date.

Revenue Recognition

Revenue is recognized when or as a customer obtains control of promised services. The amount of revenue recognized reflects the consideration which the Company expects to be entitled to in exchange for these services.

The Company derives substantially all of its revenue from subscription revenue and advertising revenue. As permitted under the practical expedient available under ASU 2014-09, the Company does not disclose the value of unsatisfied performance obligations for (i) contracts with an original expected length of one year or less, (ii) contracts with variable consideration that is allocated entirely to unsatisfied performance obligations or to a wholly unsatisfied promise accounted for under the series guidance, and (iii) contracts for which the Company recognizes revenue for the amount at which the Company has the right to invoice for services performed.

Direct Revenue

Direct revenue consists of subscription revenue. Subscription revenue is generated through the sale of monthly subscriptions that are currently offered in one, three, six, and twelve-month lengths. Subscription revenue is presented net of taxes, credits, and chargebacks. Subscribers pay in advance, primarily through mobile app stores, and, subject to certain conditions identified in the Company’s terms and conditions, generally all purchases are final and nonrefundable. Revenue is initially deferred and is recognized using the straight-line method over the term of the applicable subscription period.

Indirect Revenue

Indirect revenue consists of advertising revenue and other non-direct revenue. The Company has contractual relationships with advertising service providers and also directly with advertisers to display advertisements in the Grindr app. For all advertising arrangements, the Company’s performance obligation is to provide the inventory for advertisements to be displayed in the Grindr app. For contracts made directly with advertisers, the Company is also obligated to serve the advertisements in the Grindr app. Providing the advertising inventory and serving the advertisement is considered a single performance obligation, as the advertiser cannot benefit from the advertising space without its advertisements being displayed.

The pricing and terms for all advertising arrangements are governed by either a master contract or insertion order. The transaction price in advertising arrangements is generally the product of the number of advertising units delivered (e.g., impressions, offers completed, videos viewed, etc.) and the contractually agreed upon price per advertising unit. Further, for advertising transactions with advertising service providers, the contractually agreed upon price per advertising unit is generally based on the Company’s revenue share or fixed revenue rate as stated in the contract. The number of advertising units delivered is determined at the end of each month, which resolves any uncertainty in the transaction price during the reporting period.

Account Receivables, net of allowance for doubtful accounts

The majority of app users access the Company’s services through mobile app stores. The Company evaluates the credit worthiness of these two mobile app stores on an ongoing basis and does not require collateral from these entities. Accounts receivable also include amounts billed and currently due from advertising customers. The Company maintains an allowance for doubtful accounts to provide for the estimated amount of accounts receivable that will not be collected. The allowance for doubtful accounts is based upon a number of factors, including the length of time accounts receivable are past due, the Company’s previous loss history, and the specific customer’s ability to pay its obligation.

The accounts receivable balances, net of allowances, were $18,433 and $17,885 as of September 30, 2022 and December 31, 2021, respectively. The opening balance of accounts receivable, net of allowances, was $11,833 as of January 1, 2021.

Contract Liabilities

Deferred revenue consists of advance payments that are received or are contractually due in advance of the Company’s performance. The Company classifies subscription deferred revenue as current and recognizes revenue ratably over the terms of the applicable subscription period or expected completion of the performance obligation which range from one to twelve months. The deferred revenue balances were $18,732 and $20,077 as of September 30, 2022 and December 31, 2021, respectively. The opening balance of deferred revenue balance was $13,530 as of January 1, 2021.

For the three and nine months ended September 30, 2022, the Company recognized $2,406 and $18,848 of revenue that was included in the deferred revenue balance as of December 31, 2021. For the three and nine months ended September 30, 2021, the Company recognized $1,823 and $13,978 of revenue that was included in the deferred revenue balance as of December 31, 2020.

Disaggregation of Revenue

The following tables summarizes revenue from contracts with customers for the three and nine months ended September 30, 2022 and 2021, respectively:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
Direct revenue	$43,209	$30,537	$118,364	$80,733
Indirect revenue	7,193	7,712	22,123	20,079
	$50,402	$38,249	$140,487	$100,812

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
United States	$31,127	$23,531	$87,876	$63,533
United Kingdom	3,752	3,127	10,457	7,753
Rest of the world	15,523	11,591	42,154	29,526
	$50,402	$38,249	$140,487	$100,812

Recent Accounting Pronouncements

As an “emerging growth company”, the Jumpstart Our Business Startups Act of 2012 (“JOBS Act”), allows the Company to delay adoption of new or revised pronouncement applicable to public companies until such pronouncements are made applicable to private companies. The Company has elected to use the adoption dates applicable to private companies. As a result, the Company’s financial statements may not be comparable to the financial statements of issuers who are required to comply with the effective date for new or revised accounting standards that are applicable to public companies.

In October 2021, the FASB issued ASU 2021-08, Business Combinations (Topic 805): Accounting for Contract Assets and Contract Liabilities from Contracts with Customers, which amends the accounting for contract assets acquired and contract liabilities assumed from contracts with customers in business combinations. The amendment requires an acquirer in a business combination to recognize and measure contract assets and contract liabilities in accordance with ASC Topic 606, resulting in a shift from previous guidance which required similar assets and liabilities to be accounted for at fair value at the acquisition date. For public business entities, the guidance is effective for fiscal years beginning after December 15, 2022, including interim periods within those fiscal years, with early adoption permitted. For all other entities, the amendments are effective for fiscal years beginning after December 15, 2023, including interim periods within those fiscal years. The amendments in this Update should be applied prospectively to business combinations occurring on or after the effective date of the amendments. While the Company is continuing to assess the timing of adoption and potential impact of this guidance it does not expect the guidance to have a material effect, if any, on its condensed consolidated financial statements and related disclosures. The Company will continue to evaluate the impact of this guidance upon the occurrence of future acquisitions.

In March 2020, the FASB issued ASU 2020-04, Reference Rate Reform (Topic 848): Facilitation of the Effects of Reference Rate Reform on Financial Reporting, which provides optional expedients and exceptions for applying GAAP to contracts, hedging relationships and other transactions that reference London Interbank Offered Rate (“LIBOR”) or another reference rate expected to be discontinued because of reference rate reform. This guidance is optional for a limited period of time through December 31, 2022. The Company is currently evaluating the impact this guidance may have as it relates to arrangements that reference LIBOR on its condensed consolidated financial statements and related disclosures.

In February 2016, the FASB issued ASU 2016-02, Leases (Topic 842). The guidance in this ASU supersedes the leasing guidance in Topic 840, Leases. Under the new guidance, lessees are required to recognize lease assets and lease liabilities on the balance sheets for all leases with terms longer than 12 months. Leases will be classified as either finance or operating, with classification affecting the pattern of expense recognition in the statement of operations. The new standard is effective for fiscal years beginning after December 15, 2021, and interim periods within those fiscal years beginning after December 15, 2022. The primary effect of the adoption of ASU No. 2016-02 will be the recognition of a right of use asset and related liability to reflect the Company’s rights and obligations under its operating leases. The Company will also be required to provide the additional disclosures stipulated in ASU No. 2016-02. The Company is currently evaluating the impact of the requirements of ASU 2016-02 and does not expect the adoption to have a significant impact on the consolidated statements of operations and comprehensive income (loss) and consolidated statements of cash flows. Upon adoption, there will be a material increase in total assets and total liabilities in the consolidated balance sheet due to the recognition of right-of-use assets and lease liabilities for the Company’s leases.

In June 2016, the FASB issued ASU 2016-13, Financial Instruments – Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments, which revises the measurement of credit losses for financial assets measured at amortized cost from an incurred loss methodology to an expected loss methodology. The standard requires entities to use a forward-looking approach based on expected losses to estimate credit losses on certain types of financial instruments, including trade receivables, debt securities, net investment in leases, and most other financial assets that represent a right to receive cash. Additional disclosures about significant estimates and credit quality are also required. The FASB has subsequently issued updates to the standard to provide additional clarification on specific topics. The ASU is effective for the Company for fiscal years beginning after December 15, 2022, and interim periods within those fiscal years. The Company is currently evaluating the impact of this standard on its financial statements.

3.	Income Tax

In determining the quarterly provisions for income taxes, the Company uses the annual estimated effective tax rate applied to the actual year-to-date income (loss), adjusted for discrete items arising in that quarter. In addition, the effect of changes in enacted tax laws or rates and tax status is recognized in the interim period in which the change occurs.

The computation of the estimated annual effective income rate at each interim period requires certain estimates and assumptions including, but not limited to, the expected pre-tax income (or loss) for the year, projections of the proportion of income (and/or loss) earned and tax in foreign jurisdictions and permanent and temporary differences. The accounting estimates used to compute the provision or benefit for income taxes may change as new events occur, additional information is obtained or the Company’s tax environment changes. To the extent that the estimated annual effective income tax rate changes during a quarter, the effect of the change on prior quarters is included in the income tax provision in the quarter in which the change occurs.

For the three months ended September 30, 2022 and 2021, the Company recorded an income tax provision of $3,474 and $461, respectively. For the nine months ended September 30, 2022 and 2021, the Company recorded an income tax provision (benefit) of $3,727 and $(214) respectively. The Company’s annual estimated effective tax rate differs from the U.S. federal statutory rate of 21% primarily as a result of state taxes, unit-based compensation, foreign derived intangible income deduction and other permanent differences.

4.	Other Current Assets

Other current assets consist of the following:

	September 30, 2022	December 31, 2021
Deferred transaction costs	$8,086	$—
Income tax receivable	—	3,274
Other current assets	1	34
	$8,087	$3,308

5.	Promissory Note from a Member

On April 27, 2021, Catapult GP II LLC (“Catapult GP II”), a related party wherein certain members of Catapult GP II are executives of the Company, purchased 5,387,194 common units of the Company. In conjunction with the common units purchased, the Company entered into a full recourse promissory note with Catapult GP II with a face value of $30,000 (the “Note”). The Note, including all unpaid interest, is to be repaid the earlier of 1) the tenth anniversary of the Note, 2) upon the completion of a liquidity event, or 3) upon completion of an initial public offering or a special-purpose acquisition company transaction. The Note bears interest at 10% per annum on a straight-line basis.

The total amount outstanding on the Note, including interest, was $30,481 and $32,038 as of September 30, 2022 and December 31, 2021, respectively. The Note and the related accrued interest are reflected as a reduction to equity in the condensed consolidated statements of members’ equity.

6.	Accrued Expenses and Other Current Liabilities

Accrued expenses and other current liabilities consist of the following:

	September 30, 2022	December 31, 2021
Settlement payable of incentive units on 2016 Plan	$2,108	$1,060
Income, sales and other taxes payable	2,710	664
Accrued professional service fees	1,452	184
Accrued legal expenses	1,185	196
Accrued infrastructure expenses	567	–
Employee compensation and benefits	477	320
Settlement payable to a former director	406	204
Deferred rent	362	196
Other accrued expenses	1,162	715
	$10,429	$3,539

7.	Debt

Total debt for the Company is comprised of the following:

	September 30, 2022	December 31, 2021
Credit Agreement
Current	$5,040	$3,840
Non-current	192,900	136,320
	197,940	140,160
Less: unamortized debt issuance costs	(3,237)	(3,041)
	$194,703	$137,119

On June 10, 2020, Grindr Gap LLC and Grindr Capital LLC, wholly owned subsidiaries of the Company, entered into a credit agreement (the “Credit Agreement”) which permitted the Company to borrow up to $192,000.

Borrowings under the agreement are collateralized by the capital stock and assets of certain wholly owned subsidiaries of the Company. The Company’s obligation under the Credit Agreement is guaranteed by certain of the Company’s wholly owned subsidiaries.

Borrowings under the Credit Agreement are payable in full on June 10, 2025 with mandatory principal repayments beginning in the first quarter of 2021. Mandatory repayments are equal to 0.50% of the original principal amount of the Credit Agreement. The Company is also required to make mandatory prepayments of the Credit Agreement, commencing with the fiscal year ending December 31, 2020, equal to a defined percentage rate (determined based on the Company’s leverage ratio) of excess cash flows. No such prepayment was required for the three and nine months ended September 30, 2022 and 2021.

Borrowings under the Credit Agreement are Index Rate Loans or LIBOR Rate Loans, at the Company’s discretion. Index Rate Loans bear interest at Index Rate plus applicable margin based on the consolidated total leverage ratio, or 7%. LIBOR Rate Loans bear interest at LIBOR Rate plus an applicable margin based on the consolidated total leverage ratio, or 8%. The interest rates in effect as of September 30, 2022 and December 31, 2021 were 10.3% and 9.5%, respectively, based on the LIBOR Rate.

The Credit Agreement also required the Company to make a lump-sum principal repayment in the amount equal to $48,000 plus related accrued interest on or before February 28, 2021. This repayment date was amended to November 30, 2021 based on the first amendment to the Credit Agreement entered into on February 25, 2021. In addition to the mandatory repayment, the Company was required to pay a premium of 10% of the principal repayment, or $4,800, together with the mandatory lump-sum principal repayment.

The premium was accrued over the term of the Credit Agreement through the initial repayment date in February 2021. For the nine months ended September 30, 2021, $1,118 of the premium was accrued and recognized as interest expense in “Interest expense, net” in the condensed consolidated statements of operations and comprehensive (loss) income. The Company paid the mandatory lump-sum principal and premium in November 2021.

On June 13, 2022, a second amendment to the Credit Agreement was entered into which allowed the Company to borrow an additional $60,000, which the Company drew in conjunction with the closing of the amendment. The second amendment to the Credit Agreement was accounted for as a debt modification. The Company capitalized and paid debt issuance costs totaling $955 in conjunction with the second amendment. The borrowing under the second amendment has the same terms as the Credit Agreement and is payable in full on June 10, 2025.

The obligations under the Credit Agreement are subject to automatic acceleration upon a voluntary or involuntary bankruptcy event of default and are subject to acceleration at the election of the lenders upon the continuance of any other event of default, including a material adverse change in the business, operations or conditions of the Company, or SVA’s default on the deferred payment resulting from the Company’s acquisition of Grindr, Inc. from Kunlun Holdings Limited (“Kunlun”) (the “Deferred Payment”). A default interest rate of an additional 2% per annum will apply on all outstanding obligations during the occurrence and continuance of an event of default. If an event of default occurs on or prior to June 10, 2022, an additional premium will be charged equal to all unpaid interest that would have accrued until the date that is 24 months after the inception of the Credit Agreement. The Credit Agreement includes restrictive non-financial and financial covenants, including the requirement to maintain a total leverage ratio no greater than 4.75:1.00 prior to and through March 31, 2022, and no greater than 3.25:1.00 thereafter. As of September 30, 2022 and December 31, 2021, the Company was in compliance with the financial debt covenants.

The fair values of the Company’s Credit Agreement balances were measured by the discounted cash flow method or comparing their prepayment values and observable market data consisting of interest rates based on similar credit ratings, which the Company classifies as a Level 2 input within the fair value hierarchy. The estimated fair value of the Credit Agreement balances as of September 30, 2022 and December 31, 2021, was $189,746 and $142,963, respectively.

8.	Commitments and Contingencies

Litigation

From time to time, the Company is subject to various legal proceedings and claims, either asserted or unasserted, that arise in the ordinary course of business. Litigation can be expensive and disruptive to normal business operations. Moreover, the results of complex legal proceedings are difficult to predict, and the Company’s view of these matters may change in the future as the litigation and events related thereto unfold. The Company expenses legal fees as incurred. The Company records a provision for contingent losses when it is both probable that a liability has been incurred and the amount of the loss can be reasonably estimated. Currently, it is too early to determine the outcome and probability of any legal proceedings and whether they would have a material adverse effect on the Company’s business. As of September 30, 2022 and December 31, 2021, there were no amounts accrued that the Company believes would be material to its financial position.

In January 2020, the Norwegian Consumer Council (“NCC”) submitted three complaints to the Norwegian Data Protection Authority, (“NDPA”). Datatilsynet, under Article 77(1) of the General Data Protection Regulation (“GDPR”) against the following parties: (1) Grindr and AdColony; (2) Grindr, Twitter, AppNexus, and OpenX; and (3) Grindr, and Smaato. The complaints reference a report entitled “Out Of Control: How consumers are exploited by the online advertising industry”. The NCC argued that (1) the Company lacks valid consent for data sharing, (2) the Company shares personal data under Article 9 and does not have a legal basis for processing personal data under article 9, and (3) the Company does not provide clear information about data sharing, which infringes the principle of transparency in Article (5)(1)(a) GDPR. In April 2020, the Company received an Order to Provide Information from the Datatilsynet. The Company responded to this Order and provided information to Datatilsynet in May 2020. In January 2021, the Datatilsynet sent the Company an “Advance notification of an administrative fine” of 100,000 NOK (the equivalent of approximately $9,300 using the exchange rate as of September 30, 2022) for an alleged infringement of the GDPR. This was notice of a proposed fine to which Grindr was entitled to respond before Datatilsynet made a final decision. Datatilsynet alleged (i) that Grindr disclosed personal data to third party advertisers without a legal basis in violation of Article 6(1) GDPR and (ii) that Grindr disclosed special category personal data to third party advertisers without a valid exemption from the prohibition in Article 9(1) GDPR. Grindr responded to the Advance notification on March 8, 2021, to contest the draft findings and fine. A redacted copy of Grindr’s response was made public. On April 29, 2021, Datatilsynet issued its Order To Provide Information - Grindr - Data Processors, asking, among other things, whether Grindr considered certain ad tech partners to be processors or controllers. Datatilsynet later extended the deadline to respond to June 2, 2021, and Grindr sent a response to Datatilsynet on that date. On October 11, 2021, Datatilsynet sent the Company a letter concerning Grindr’s reply to the Advance notification. In the letter, Datatilsynet clarified that the Advance notification only “pertains to data subjects on Norwegian territory,” and advised the Company of two additional complaints that had been filed (one in March 2021 and the other in September 2021) with Datatilsynet by the Norwegian Consumer Council. Datatilsynet requested any further comments or remarks to the Advance notification by November 1, 2021, but later extended the deadline to November 19, 2021. On November 19, 2021, Grindr served a response to Datatilsynet’s October 11, 2021 letter. On November 26, 2021, Datatilsynet requested any redactions to the response based upon the expectation that third parties may request a copy of Grindr’s November 19, 2021 response, and Grindr proposed redactions on the same day.

In December 2021, Datatilsynet issued a reduced administrative fine against the Company in the amount of 65,000 NOK, or approximately $6,045 using the exchange rate as of September 30, 2022, with an extended deadline for the Company to appeal through February 14, 2022. On February 14, 2022, Grindr filed an appeal brief with the DPA. Grindr is not aware when Datatilsynet will take additional action in this matter. It is too early to determine the probability of there being any further proceedings, the outcome of any such proceedings, and whether such proceedings may have a material adverse effect on the Company’s business, including because of the uncertainty of (i) the ultimate amount of the fine imposed, and (ii) whether Grindr may determine to appeal or further contest the fine. As a result, an estimate of the ultimate loss cannot be made at this time. It is at least reasonably possible that a change in the administrative fine may occur in the near term.

In Summer of 2018, Grindr was informed by multiple State Attorneys General (the “Multistate”) that the Multistate was opening a formal investigation into the Company’s sharing of users’ HIV status and last tested date with third parties, and its security and processing of user geolocation information. Since August 2018 the Company has responded to multiple requests for information. In November 2020, the Multistate contacted the Company with its expected claims and findings and general proposed settlement terms that included a settlement of $11,000. The Company responded in February 2021 by providing the Multistate with a white paper detailing why the Multistate’s claims are factually and legally deficient. The Company also met with the Multistate and presented its arguments via a presentation. In May 2021, the Multistate contacted Grindr to request an extension of the tolling agreement from June 1, 2021 to October 1, 2021. On May 30, 2021, Grindr entered into a tolling agreement extension with the State Attorneys General of Arkansas, Indiana, New Jersey, North Carolina, Oregon, Vermont, and Washington, extending the tolling agreement from June 1, 2021 to August 1, 2021. In June 2021, the New Jersey Attorney General served supplemental requests on Grindr seeking, among other things, additional information related to matters discussed in Grindr’s February 2021 white paper, as well as documents regarding submissions made by Grindr to Datatilsynet. In July 2021, Grindr served initial responses and objections to the New Jersey Attorney General’s supplemental requests and subsequently agreed to an extension of the tolling agreement from August 1, 2021 to October 1, 2021. Since that time, the New Jersey Attorney General agreed to limit the scope of the supplemental requests, and Grindr agreed to provide certain information in response to the supplemental requests. In addition, Grindr agreed to enter into an additional tolling agreement extension with the State Attorneys General of Arkansas, Indiana, New Jersey, North Carolina, Oregon, Vermont, and Washington, extending the tolling agreement from October 1, 2021 to March 31, 2022. On March 16, 2022, May 27, 2022 and July 5, 2022, Grindr entered into an additional extensions of the tolling agreement with the Attorneys General until May 30, 2022, June 30, 2022 and September 1, 2022. In October 2021, Grindr served an initial response to the New Jersey Attorney General’s supplemental requests, with additional responses to supplemental requests served in November and December 2021. In January 2022, Grindr submitted responses to the New Jersey Attorney General’s follow-up questions regarding the Company’s inquiry in response to The Pillar blog. On October 6, 2022, the Company was advised by the Multistate that the investigation has been closed without action and with no further action anticipated. See Note 13 for additional information.

In December 2020, Grindr was named in a statement of claim and petition for certification of a class action in Israel (Israeli Central District Court). The statement of claims generally alleges that Grindr violated users’ privacy by sharing information with third parties without their explicit consent. The petitioner asserts several causes of action under Israeli law, including privacy breaches, unlawful enrichment, and negligence, as well as causes of action under California law, including privacy violations under the California Constitution and California common law, negligence, violation of the Unfair Competition Law, and unjust enrichment. The statement of claims seeks various forms of monetary, declaratory, and injunctive relief, in addition to certification as a class action. In June 2021, the petitioner attempted service of the statement of claims and the associated filings (all in translated form as required under applicable law) on Grindr. In November 2021, Grindr filed an initial response to the plaintiff’s Statement of Claim challenging the effectiveness of service. The plaintiff then filed opposition to Grindr’s service-related motion, raising a series of technical challenges. During the Israeli court hearing in January 2022, the Israeli court directed the plaintiff to start the service process from the beginning by seeking court permission to pursue international service on Grindr. On February 8, 2022, the Court formally permitted the Plaintiff, in ex parte, to serve the Company outside the jurisdiction. The Company should file its response to the Motion for certification (and/or preliminary jurisdictional motions) within 90 days from the date it is served. On March 30, 2022, Grindr received a package via U.S. Mail with the case documents. Grindr’s local Israeli counsel is preparing a motion seeking the court’s preliminary ruling on the question of applicable law. On July 5, 2022, the Company filed a motion to determine the governing law. Grindr believes that the claims lack merit, and it continues to consider and evaluate an appropriate response. At this time, this matter remains in its nascent stages, and it is too early to determine the likely outcome of this proceeding or whether the proceeding may ultimately have a material adverse effect on the Company’s business, including because of the uncertainty of (i) whether Grindr will incur a loss, (ii) if a loss is incurred, what the amount of that loss may be, and (iii) whether Grindr may determine to appeal or further contest the loss.

9.	Distributions

On June 10, 2022, the Board of Managers approved a special distribution of $0.75 per unit of Series X Ordinary Units, amounting to $83,313 to Series X Ordinary Unit holders as of the close of business on June 10, 2022. The distribution was partially paid in June 2022, and the balance was fully paid in July 2022.

10.	Unit-based Compensation

The unit-based compensation expense is related to the grant of unit options and restricted units granted under the 2020 Plan and the grant of SVE’s Series P Units to Catapult Goliath LLC (“Catapult Goliath”),  a related party that liquidated prior to the Closing and distributed its holdings to its members, some of whom were former officers of the Company. The unit-based compensation expense for SVE’s Series P Units have been pushed down to the operating entity and thus recorded in the Company’s condensed consolidated financial statements with a corresponding credit to equity as a capital contribution.

2020 Plan

Unit options

The following table summarizes the key input assumptions used in the Black-Scholes option-pricing model to estimate the fair value of unit options granted for the nine months ended September 30, 2022 and 2021:

Nine Months Ended September 30,
	2022	2021
Expected life of units (in years)(1)	4.57 - 4.61	4.55 - 4.61
Expected unit price volatility(2)	56.39% - 60.87%	48.20% - 56.46%
Risk free interest rate(3)	1.37% - 3.05%	0.32% - 0.78%
Expected dividend yield(4)	—%	—%
Weighted average grant-date fair value per unit of unit options granted	$2.75 - $5.81	$1.80 - $2.17
Fair value per common unit	$5.89 - $11.13	$4.50 - $4.98

(1)	The expected term for award is determined using the simplified method, which estimates the expected term using the contractual life of the option and the vesting period.

(2)	Expected volatility is based on historical volatilities of a publicly traded per group over a period equivalent to the expected term of the awards

(3)	The risk-free interest rate is based on the U.S. Treasury yield of treasury bonds with a maturity that approximates the expected term of the awards

(4)	Prior to June 10, 2022, the Company has not historically paid cash dividends on its common units. On June 10, 2022, the Company’s Board of Managers approved a special distribution as described in Note 9, and does not expect to pay any normal course cash dividends on its common units in the foreseeable future.

The following table summarizes the unit option activity for the nine months ended September 30, 2022:

	Number of Options	Weighted Average Exercise Price
Outstanding at December 31, 2021	3,442,397	$4.96
Granted	867,050	$10.37
Exercised	(240,205)	$4.73
Forfeited	(886,519)	$4.63
Outstanding at September 30, 2022	3,182,723	$6.56

San Vicente Equity Joint Venture LLC (“SVE”) Series P Profit Units (“Series P”)

A summary of Series P Units activity for the nine months ended September 30, 2022 is presented below:

	Number of Units	Weighted Average Fair Value(1)
Unvested at December 31, 2021	4,306,636	$2.07
Vested	(3,293,464)	$5.36
Unvested at September 30, 2022	1,013,172	$7.32

(1)	The weighted average fair value for unvested Series P units at December 31, 2021 is based on the grant date fair value. The weighted average fair value of the vested Series P units in 2022 and the unvested Series P units at September 30, 2022 considered the remeasured fair value of Series P upon modification (discussed below).

There were no Series P units granted during the nine months ended September 30, 2022 and 2021.

Modification of Series P Units

On May 9, 2022, SVE and Catapult Goliath entered into an agreement to amend the vesting requirement for the Series P Units (the “Modification”). Under the Modification, the Series P Units performance-based vesting target was amended to time-based vesting and the Series P Units will vest as follows: (1) 40% immediately as of the date of modification (the “First Tranches”), and (2) 20% each on June 30, 2022, September 30, 2022 and December 31, 2022 (the “Second Tranches”). Additionally, the requisite services under the consulting agreement have been removed as a condition to vesting.

The vesting requirements for the First Tranches originally consisted of requisite services under a consulting agreement and performance-based targets, and all performance-based targets were met. As such, the Company accounted for the modification in the First Tranches as a Type I modification (probable to probable). As the modification only results in the acceleration of service-based vesting and does not involve any other changes, there was no incremental fair value upon modification. The Company recognized $2,285 incremental unit-based compensation during the nine months ended September 30, 2022 for the First Tranches as it relates to the units vested immediately upon the date of modification.

The vesting requirements for the Second Tranches originally consisted of requisite services under a consulting agreement and performance-based targets, and all performance-based targets were not met. As such, the Company accounted for the modification in the Second Tranches as a Type III modification (improbable to probable). This Type III modification results in a remeasured fair value of $7.32 per share. The remeasured fair value was determined by a probability weighted expected return method by weighting between a going concern scenario valued using the Option Pricing Method and a reverse merger scenario value using the equity value in the merger agreement. The incremental aggregate unit-based compensation related to the modification was $22,249. The Company recognized $19,217 of incremental unit-based compensation expense during the nine months ended September 30, 2022 for the Second Tranches.

Prior to the Closing, Catapult Goliath was liquidated and distributed its holdings to its members, some of whom were former officers of the Company.

Unit-based compensation information

The following table summarizes unit-based compensation expenses for the three and nine months ended September 30, 2022 and 2021, respectively:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
Selling, general and administrative expenses	$9,435	$593	$22,870	$1,623
Product development expenses	251	71	483	183
	$9,686	$664	$23,353	$1,806

Unit-based compensation expense that was capitalized as an asset was $54 and $32 for the three months ended September 30, 2022 and 2021, respectively. Unit-based compensation expense that was capitalized as an asset was $108 and $78 for the nine months ended September 30, 2022 and 2021, respectively.

11.	Net (Loss) Income Per Share

The following table sets forth the computation of basic and diluted (loss) income per share:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
Numerator:
Net (loss) income and comprehensive (loss) income	$(4,663)	$1,894	$(4,343)	$(1,433)
Denominator:
Basic weighted average units of ordinary units outstanding	111,098,038	110,611,462	110,984,923	108,293,197
Diluted effect of unit-based awards	—	14,756	—	—
Diluted weighted average units of ordinary units outstanding	111,098,038	110,626,218	110,984,923	108,293,197

Net (loss) income per unit:
Basic	($0.04)	$0.02	($0.04)	($0.01)
Diluted	($0.04)	$0.02	($0.04)	($0.01)

The following table presents the weighted average potential shares that are excluded from the computation of diluted net (loss) income and comprehensive (loss) income for the periods presented because including them would have had an anti-dilutive effect:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
Unit options issued under 2020 Plan	996,487	332,300	1,630,226	345,733

12.	Related Parties

For the three months ended September 30, 2022 and 2021, the Company paid advisor fees and out-of-pocket expenses amounting to $175 and $262 to two individuals who hold ownership interest in the Company, respectively. For the nine months ended September 30, 2022 and 2021, the Company paid advisor fees and out-of-pocket expenses amounting to $606 and $644 to two individuals who hold ownership interest in the Company, respectively.

See Note 5 and Note 10 for additional related party transactions with Catapult GP II and Catapult Goliath.

13.	Subsequent Events

The Company has evaluated subsequent events through November 23, 2022, the date the condensed consolidated financial statements were available to be issued. Except as described below, or as otherwise indicated in the footnotes, the Company has concluded that no events or transactions have occurred that require disclosure.

On October 6, 2022, the Company was advised by the Multistate that the investigation discussed in Note 8 has been closed without action and with no further action anticipated. While this particular investigation concluded in the Company’s favor, the Company may in the future be the subject of similar types of investigations or proceedings, which could result in substantial costs and a diversion of the Company’s management’s attention and resources.

The Company and Tiga Acquisition Corp., a special purpose acquisition company (“Tiga” or the “SPAC”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) on May 9, 2022. On November 1, 2022, the Company and Tiga announced that the Securities and Exchange Commission had declared effective the Form S-4 in connection with the Merger Agreement. On November 18, 2022, following the approval of the stockholders at Tiga at its Extraordinary General Meeting held on November 15, 2022, pursuant to the terms of the Merger Agreement, the Company and Tiga completed the closing of the transaction contemplated by the Merger Agreement (the “Closing”). The transaction provided the Company with $105,094 of gross proceeds. Upon Closing, the combined company was renamed Grindr Inc. and is trading on the New York Stock Exchange under the ticker “GRND”. The transaction is accounted for as a reverse recapitalization and Grindr Group has been determined to be the accounting acquirer.

On November 14, 2022, Grindr Gap LLC and Grindr Capital LLC, wholly owned subsidiaries of the Company entered into an amendment to the Credit Agreement which allowed the Company to borrow multiple term loans (the “Amendment”). The term loans have the following maximum commitment amounts, $140,800 (“Supplemental Facility I”), and $30,000 (“Supplemental Facility II”). On November 14, 2022 and November 17, 2022, the Company fully committed the full amount for Supplemental Facility I and Supplemental Facility II, respectively. The debt issuance costs related to the Amendment is $3,387 and $750 for Supplemental Facility I and Supplemental Facility II, respectively. All borrowings under the Amendment bear interest at the Secured Overnight Financing Rate (“SOFR”), with an applicable floor, plus an applicable margin as determined by the Company’s net leverage ratio. For Supplemental Facility I, the Company is required to make quarterly amortization payments of $704 on the next business day of the end of each March, June, September and December, beginning in June 2023, with the remaining aggregate principal amount payable on the maturity date on November 14, 2027 (“Supplemental Facility I Maturity Date”). The Supplemental Facility I Maturity Date may be accelerated if certain loans in the existing Credit Agreement or Supplemental Facility II are not repaid on or before their respectively maturity dates. For Supplemental Facility II, the Company is required to make amortization payments of $7,500 on the next business day of the end of June 2023 and December 2023, with the remaining aggregate principal amount payable on the maturity date on May 17, 2024.

On November 14, 2022, ahead of the close of the transaction described above, the Board of Managers approved a distribution of $2.55 per unit of Series X Ordinary Units, amounting to $283,801 to Series X Ordinary Unit holders as of the close of business on November 14, 2022 (the “Distribution”). As part of the Distribution, $155,000 was issued to Group Holdings in the form of a promissory note (the “Promissory Note”) on November 15, 2022. The Promissory Note, which would bear interest at 4.03% per annum beginning thirty days after issuance, was to be repaid no later than January 15, 2023 with all accrued interest. Group Holdings in turn issued promissory notes to its parent companies SVE and SVG totaling $155,000, SVE in turn issued a promissory note for its pro rata portion to SVG, and SVG issued a promissory note in the amount of $155,000 to San Vicente Parent LLC (a wholly owned subsidiary of San Vicente Offshore Holdings (Cayman) Limited, “SV Parent”). In addition, Catapult GP II elected to apply a portion of its distribution totaling $13,737 as a partial payment of the Note described in Note 5, in the amount of $12,020, which comprised $1,280 of the accrued interest and $10,740 of the principal. The Distribution, excluding any amounts related to the items described above, was paid on various dates in November 2022.

On November 15, 2022, Tiga Sponsor LLC (the “SPAC Sponsor”) assigned the rights and obligations under a forward purchase agreement (“FPA”) to SV Parent for $100,000 consideration. The FPA provided for the purchase of an aggregate of 5,000,000 Class A ordinary shares, plus an aggregate of 2,500,000 redeemable warrants to purchase one Class A ordinary share at $11.50 per share, for an aggregate purchase price of $50,000, or $10.00 per Class A ordinary share. Pursuant to the FPA, the holder of the FPA (the “holder”) was also granted an option to subscribe, in the holder’s sole discretion, for an additional 5,000,000 Class A ordinary shares plus an additional 2,500,000 redeemable warrants to purchase one Class A ordinary share at $11.50 per share, for an additional purchase price of $50,000, or $10.00 per Class A ordinary share. In addition, on November 15, 2022, SV Parent transferred $100,000 cash to the SPAC trust account, which was released on November 18, 2022 to Grindr Inc. as an equity contribution. In consideration for the Company’s assumption of SV Parent’s rights to receive the securities issuable by the SPAC Sponsor under the FPA, Grindr issued 7,127,896 Series X Ordinary Units to SV Cayman and entered into that certain warrant agreement with SV Cayman, pursuant to which, SV Cayman was entitled to purchase 3,563,948 Series X Ordinary Units of Grindr at a purchase price per share of $16.13. Such warrant and the Series X Ordinary Units were ultimately exchanged at the Closing into shares of Grindr Inc. Common Stock and a warrant to purchase shares of Grindr Inc. Common Stock in accordance with the terms of the Merger Agreement.

On November 16, 2022, SVE was liquidated and Group Holdings, SVG, SVA, SV Parent, San Vicente Offshore Holdings (Cayman) Limited, and SV Investments II, Inc. merged down with and into the Company. The mergers up to the SV Parent level resulted in all of the intercompany promissory notes being canceled, and the merger of SV Parent into the Company resulted in Grindr assuming the $155,000 Deferred Payment to Kunlun with a carrying value of $142,750 as of November 16, 2022. On November 17, 2022, SV Investments distributed all of its interest and warrants in the Company to San Vicente Holdings LLC, which subsequently distributed all of its interest and warrants in the Company to its equity holders. The accounting treatment for each of these transactions is reflected as a contribution of assets and liabilities between entities under common control, which does not result in a change in reporting entity requiring retrospective restatement of the historical financial statements.

In accordance with newly executed agreements between the Company and Kunlun, the Deferred Payment liability is to be settled within 10 business days of the Closing. Upon the settlement of the Deferred Payment liability, the difference between the carrying value of the Deferred Payment, at the time of settlement, and the $155,000 obligation will be recognized as a loss on extinguishment of debt in the period it is extinguished.

San Vicente Financial Statements (Unaudited)

San Vicente Offshore Holdings (Cayman) Limited and Subsidiaries

Condensed Consolidated Balance Sheets (unaudited)

(in thousands, except per unit data)

	September 30, 2022	December 31, 2021
Assets
Current Assets
Cash and cash equivalents	$27,236	$15,778
Accounts receivable, net of allowances of $80 and $53 at September 30, 2022 and December 31, 2021, respectively	18,433	17,885
Prepaid expenses	4,336	2,330
Deferred charges	3,749	4,611
Other current assets	8,087	3,308
Total current assets	61,841	43,912
Restricted cash	1,392	1,392
Property and equipment, net	2,134	2,374
Capitalized software development costs, net	6,916	3,637
Intangible assets, net	113,335	139,708
Goodwill	275,703	275,703
Other assets	761	84
Total assets	$462,082	$466,810
Liabilities and Members’ Equity
Current liabilities
Accounts payable	$1,913	$2,437
Accrued expenses and other current liabilities	10,396	3,506
Deferred payment	140,093	70,326
Current maturities of long-term debt, net	5,040	3,840
Deferred revenue	18,732	20,077
Total current liabilities	176,174	100,186
Deferred payment, non-current	—	125,612
Long-term debt, net	189,663	133,279
Deferred income taxes	20,444	28,958
Other non-current liabilities	169	2,405
Total liabilities	386,450	390,440
Commitments and Contingencies (Note 8)
Contingently Redeemable Noncontrolling Interest
Series P preferred units	$—	$—
Members’ Equity
Ordinary units, par value $0.01	—	—
Additional paid-in capital	119,739	95,157
Accumulated deficit	(54,373)	(36,236)
Equity attributable to noncontrolling interest	10,266	17,449
Total members’ equity	75,632	76,370
Total liabilities and members’ equity	$462,082	$466,810

See accompanying notes to unaudited condensed consolidated financial statements.

San Vicente Offshore Holdings (Cayman) Limited and Subsidiaries

Condensed Consolidated Statements of Operations and Comprehensive Loss (unaudited)

(in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
Revenue	$50,402	$38,249	$140,487	$100,812
Operating costs and expenses
Cost of revenue (exclusive of depreciation and amortization shown separately below)	12,955	9,621	36,758	25,723
Selling, general and administrative expense	20,331	8,335	53,822	21,798
Product development expense	4,159	2,841	11,981	7,422
Depreciation and amortization	9,097	10,708	27,215	32,534
Total operating costs and expenses	46,542	31,505	129,776	87,477
Income from operations	3,860	6,744	10,711	13,335
Other expense
Interest expense, net	(9,843)	(11,118)	(30,153)	(34,386)
Other expense, net	(263)	(89)	(329)	(119)
Total other expense	(10,106)	(11,207)	(30,482)	(34,505)
Net loss before income tax	(6,246)	(4,463)	(19,771)	(21,170)
Income tax provision (benefit)	(2,485)	(1,079)	(1,192)	(5,019)
Net loss and comprehensive loss	$(3,761)	$(3,384)	$(18,579)	$(16,151)
Less: Income (loss) attributable to noncontrolling interest	(466)	181	(434)	(67)
Net loss attributable to San Vicente Offshore Holdings Limited	$(3,295)	$(3,565)	$(18,145)	$(16,084)

See accompanying notes to unaudited condensed consolidated financial statements.

San Vicente Offshore Holdings (Cayman) Limited and Subsidiaries

Condensed Consolidated Statements of Members’ Equity for the Three and Nine Months Ended September 30, 2022 and 2021 (unaudited)

(in thousands, except per unit amounts and unit data)

	Equity Attributable to San Vicente Offshore Holdings (Cayman) Limited							Contingently Redeemable Noncontrolling Interest
	Ordinary Units (Par value $0.01)							Series P Preferred Units
	Units	Amount	Additional paid-in capital	Accumulated deficit	Total	Equity Attributable to Noncontrolling Interest	Total Members’ Equity	Units	Amount
Balance at December 31, 2021	3	$—	$95,157	$(36,236)	$58,921	$17,449	$76,370	759,219	$—
Net loss	—	—	—	(1,594)	(1,594)	454	(1,140)	—	—
Interest on the promissory note to a related party	—	—	(668)	—	(668)	(73)	(741)	—	—
Unit-based compensation expense	—	—	349	—	349	414	763	156,221	—
Exercise of unit options in subsidiary	—	—	103	—	103	16	119	—	—
Balance at March 31, 2022	3	$—	$94,941	$(37,830)	$57,111	$18,260	$75,371	915,440	$—
Net loss	—	—	—	(13,248)	(13,248)	(430)	(13,678)	—	—
Subsidiary distributions	—	—	—	—	—	(8,313)	(8,313)	—	—
Interest on the promissory note to a related party	—	—	(672)	—	(672)	(74)	(746)	—	—
Repayment of promissory note to a related party	—	—	385	—	385	42	427	—	—
Payment of interest on promissory note to related party	—	—	3,026	—	3,026	336	3,362	—	—
Unit based compensation	—	—	12,598	—	12,598	360	12,958	2,124,072	—
Exercise of unit options in subsidiary	—	—	913	—	913	(7)	906	—	—
Balance at June 30, 2022	3	$—	$111,191	$(51,078)	$60,113	$10,174	$70,287	3,039,512	$—
Net loss	—	—	—	(3,295)	(3,295)	(466)	(3,761)	—	—
Interest on the promissory note to a related party	—	—	(671)	—	(671)	(74)	(745)	—	—
Unit-based compensation	—	—	9,097	—	9,097	643	9,740	1,013,171	—
Exercise of unit options in subsidiary	—	—	122	—	122	(11)	111	—	—
Balance at September 30, 2022	3	$—	$119,739	$(54,373)	$65,366	$10,266	$75,632	4,052,683	$—

San Vicente Offshore Holdings (Cayman) Limited and Subsidiaries

Condensed Consolidated Statements of Members’ Equity for the Three and Nine Months Ended September 30, 2022 and 2021 (unaudited)

(in thousands, except per unit amounts and unit data)

	Equity Attributable to San Vicente Offshore Holdings (Cayman) Limited							Contingently Redeemable Noncontrolling Interest
	Ordinary Units (Par value $0.01)							Series P Preferred Units
	Units	Amount	Additional paid-in capital	Accumulated deficit	Total	Equity Attributable to Noncontrolling Interest	Total Members’ Equity	Units	Amount
Balance at December 31, 2020	3	$—	$94,484	$(20,192)	$74,292	$15,711	$90,003	159,112	$—
Net loss	—	—	—	(9,266)	(9,266)	(252)	(9,518)	—	—
Unit-based compensation	—	—	268	—	268	266	534	122,767	—
Balance at March 31, 2021	3	$—	$94,752	$(29,458)	$65,294	$15,725	$81,019	281,879	$—
Net loss	—	—	—	(3,420)	(3,420)	171	(3,249)	—	—
Issuance of subsidiary equity	—	—	17,644	—	17,644	12,356	30,000	—	—
Promissory note to a related party	—	—	(17,644)	—	(17,644)	(12,356)	(30,000)	—	—
Interest on the promissory note to a related party	—	—	(476)	—	(476)	(50)	(526)	—	—
Unit-based compensation	—	—	352	—	352	302	654	157,956	—
Balance at June 30, 2021	3	$—	$94,628	$(32,878)	$61,750	$16,148	$77,898	439,835	$—
Net loss	—	—	—	(3,565)	(3,565)	181	(3,384)	—	—
Interest on the promissory note to a related party	—	—	(684)	—	(684)	(72)	(756)	—	—
Unit-based compensation	—	—	356	—	356	340	696	159,693	—
Exercise of unit options in subsidiary	—	—	522	—	522	67	589	—	—
Balance at September 30, 2021	3	$—	$94,822	$(36,443)	$58,379	$16,664	$75,043	599,528	$—

See accompanying notes to unaudited condensed consolidated financial statements.

San Vicente Offshore Holdings (Cayman) Limited and Subsidiaries

Condensed Consolidated Statements of Cash Flows (unaudited)

(in thousands)

	Nine Months Ended September 30,
	2022	2021
Operating activities
Net loss	$(18,579)	$(16,151)
Adjustments to reconcile net loss to net cash provided by operating activities:
Unit-based compensation	23,353	1,806
Accretion of premium on debt	—	1,118
Accretion of interest on deferred payment	19,155	19,523
Amortization of debt issuance costs	759	897
Interest income on promissory note from a related party	(2,232)	(1,282)
Depreciation and amortization	27,215	32,534
Provision for doubtful accounts	27	—
Deferred income taxes	(8,514)	(8,660)
Changes in operating assets and liabilities:
Accounts receivable	(575)	3,622
Prepaid expenses and deferred charges	(1,144)	(1,602)
Other current assets	(4,779)	(4,268)
Other assets	(677)	53
Accounts payable	(524)	1,122
Accrued expenses and other current liabilities	4,654	(7,185)
Deferred revenue	(1,345)	5,364
Due to related party	—	10
Other liabilities	—	(805)
Net cash provided by operating activities	$36,794	$18,852
Investing activities
Purchase of property and equipment	$(339)	$(156)
Additions to capitalized software	(3,434)	(2,184)
Net cash used in investing activities	$(3,773)	$(2,340)
Financing activities
Proceeds from exercise of unit options in subsidiary	$1,136	$589
Repayment of deferred payment	(75,000)	—
Subsidiary distributions paid	(4,524)	—
Proceeds from issuance of debt	60,000	—
Payment of debt	(2,220)	(2,880)
Payment of debt issuance costs	(955)	(960)
Net cash used in financing activities	$(21,563)	$(3,251)
Net increase in cash, cash equivalents and restricted cash	11,458	13,261
Cash, cash equivalents and restricted cash, beginning of the period	17,170	42,786
Cash, cash equivalents and restricted cash, end of the period	$28,628	$56,047
Reconciliation of cash, cash equivalents and restricted cash
Cash and cash equivalents	$27,236	$54,655
Restricted cash	1,392	1,392
Cash, cash equivalents and restricted cash	$28,628	$56,047
Supplemental disclosure of cash flow information:
Cash interest paid	$12,159	$13,752
Income taxes paid	$2,207	$8,775
Supplemental disclosure of non-cash financing activities:
Repayment of principal and interest on the promissory note to a related party from distributions	$3,789	$—
Subsidiary distributions to a related party	$(3,789)	$—
Deferred transaction costs not yet paid	$1,168	$—

See accompanying notes to unaudited condensed consolidated financial statements.

San Vicente Offshore Holdings (Cayman) Limited and Subsidiaries

Notes to Condensed Consolidated Financial Statements (unaudited)

(in thousands, except per unit amounts and unit data)

1.	Nature of Business and Going Concern

Organization

San Vicente Offshore Holdings (Cayman) Limited was incorporated as a limited liability company in the Cayman Islands on February 18, 2020. San Vicente Offshore Holdings (Cayman) Limited directly and indirectly holds units of Grindr Group LLC (“Grindr Group” or “Grindr”) through various wholly owned or partially owned subsidiaries (San Vicente Offshore Holdings (Cayman) Limited and Subsidiaries, collectively referenced as the “Company”).

The Company’s subsidiary, Grindr Group, manages and operates the Grindr app, a global LGBTQ+ social network platform serving and addressing the needs of the entire LGBTQ+ queer community. The Grindr app is available through Apple’s App Store for iPhones and Google Play for Android. Grindr Group offers both a free, ad-supported service and a premium subscription version. Grindr Group also manages a dating service app called Blendr, for a broader market.

Grindr Group is a subsidiary of San Vicente Group Holdings LLC (“Group Holdings”), which is the joint subsidiary of San Vicente Group TopCo LLC (“SVG”), a wholly owned subsidiary of SVA, and San Vicente Equity Joint Venture LLC (“SVE”), a related party and subsidiary of SVA, which is a wholly owned subsidiary of the Company.

Going Concern

As of September 30, 2022, the Company had cash of $27,236 and had a liability of $155,000, for which the carrying value as of September 30, 2022 is $140,093, that is payable to Kunlun Holdings Limited (“Kunlun”) in June 2023 (“Deferred Payment”, see Note 7), which is within twelve months of the date the consolidated financial statements are issued. The Company’s net loss, negative working capital, and net cash provided by operating cash flows for the nine months ended September 30, 2022 was $18,145, $114,333 and $36,794, respectively. The Company’s primary source of operating funds since inception has been operating cash flows, cash proceeds from debt, and equity financing transactions. In light of the maturity date of the Deferred Payment, management evaluated whether there is substantial doubt about the Company’s ability to continue as a going concern within one year after the date that the condensed consolidated financial statements are issued. In June 2022, the Company made a payment of $75,000 in partial satisfaction of the Deferred Payment obligation. Given the timing of the remaining Deferred Payment due in 2023, management has determined that there is a material uncertainty that casts significant doubt about the Company’s ability to continue as a going concern.

The ability of the Company to continue as a going concern is dependent on management’s continued execution of the Company’s on-going and strategic plans, which include continuing to raise funds through a combination of ongoing operations, equity, and debt issuances. Management is also in the process of effectuating a merger of Grindr Group, a subsidiary, with Tiga Acquisition Corp (“Tiga”), a special purpose acquisition company and a related party. In accordance with the terms of the Agreement and Plan of Merger with Tiga that was signed on May 9, 2022, Grindr Group is permitted to distribute up to $370,000 to its members and affiliates to repay the entire Deferred Payment that currently exists with cash from the merger.

There is no assurance that the Company’s plans to raise capital will be successful. The condensed consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty. As such, the condensed consolidated financial statements have been prepared on a going concern basis. In the event the Company does not complete this business combination, the Company expects to seek additional funding through debt financings or other capital sources to pay off the Deferred Payment. Although management continues to pursue these plans, there is no assurance that the Company will be successful in obtaining sufficient funding on terms acceptable to the Company to fund continuing operations, if at all. The ability to successfully effectuate the planned merger and obtain funding, therefore, is outside of management’s control and is a material uncertainty that casts significant doubt upon the Company’s ability to continue as a going concern.

2.	Summary of Significant Accounting Policies

Basis of Presentation and Consolidation

The accompanying unaudited condensed consolidated financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America (“U.S. GAAP”) and applicable rules and regulations of the Securities and Exchange Commission, (“SEC”), regarding interim financial reporting. Certain information and disclosures normally included in the condensed consolidated financial statements prepared in accordance with GAAP have been condensed or omitted pursuant to such rules and regulations. These unaudited condensed consolidated financial statements should be read in conjunction with the audited financial statements and accompanying notes for the year ended December 31, 2021. The unaudited condensed consolidated financial statements are unaudited and have been prepared on a basis consistent with that used to prepare the audited annual consolidated financial statements and include, in the opinion of management, all adjustments, consisting of normal and recurring items, necessary for the fair statement of the condensed consolidated financial statements. The condensed consolidated financial statements include the accounts of the Company, and its wholly owned subsidiaries after elimination of intercompany transactions and balances. The operating results for the three and nine months ended September 30, 2022 are not necessarily indicative of the results expected for the full year ending December 31, 2022.

Accounting Estimates

Management of the Company is required to make certain estimates, judgments, and assumptions during the preparation of its condensed consolidated financial statements in accordance with U.S. GAAP. These estimates, judgments, and assumptions impact the reported amounts of assets, liabilities, revenue, and expenses, and the related disclosure of contingent assets and liabilities. Actual results could differ from these estimates. On an ongoing basis, the Company evaluates its estimates and judgments including those related to: the useful lives and recoverability of property and equipment and definite-lived intangible assets; the recoverability of goodwill and indefinite-lived intangible assets; the carrying value of accounts receivable, including the determination of the allowance for doubtful accounts; valuation allowance; uncertain tax positions; legal contingencies; and the valuation of unit-based compensation, among others.

Impact of COVID-19

In March 2020, the World Health Organization declared COVID-19 a global pandemic. The COVID-19 outbreak has reached across the globe, resulting in the implementation of significant governmental measures, including lockdowns, closures, quarantines, and travel bans intended to control the spread of the virus.

While restrictions have been lessened and lifted, restrictions could be increased or reinstated in the future. Although an adverse impact on the Company’s ongoing operations is unlikely, the full magnitude the pandemic will have on the Company remains uncertain and will depend on the duration of the pandemic, as well as the effectiveness of mass vaccinations and the impact of future variants of the virus. Additionally, changes to estimates related to ongoing COVID-19 disruptions could result in other impacts, including, but not limited to, goodwill, indefinite-lived intangibles, and long-lived asset impairment charges.

Fair Value Measurements

Fair value is defined as the price that would be received to sell an asset or paid to transfer a liability in the principal or most advantageous market in an orderly transaction between market participants on the measurement date. Valuation techniques used to measure fair value maximize the use of observable inputs and minimize the use of unobservable inputs. The fair value hierarchy is based on three levels of inputs, of which the first two are considered observable and the last is considered unobservable:

Level 1 -	Observable inputs obtained from independent sources, such as quoted market prices for identical assets and liabilities in active markets.

Level 2 -	Other inputs, which are observable directly or indirectly, such as quoted market prices for similar assets or liabilities in active markets, quoted market prices for identical or similar assets or liabilities in markets that are not active, and inputs that are derived principally from or corroborated by observable market data.

Level 3 -	Unobservable inputs for which there is little or no market data and require the Company to develop its own assumptions, based on the best information available in the circumstances, about the assumptions market participants would use in pricing the assets or liabilities.

Recurring Fair Value Measurements

Money market funds are measured and recorded at fair value on the Company’s balance sheets on a recurring basis. The following tables present money market funds and their level within the fair value hierarchy as of September 30, 2022 and December 31, 2021:

	Total	Level 1	Level 2	Level 3
September 30, 2022:
Money market funds	$25,062	$25,062	$—	$—

	Total	Level 1	Level 2	Level 3
December 31, 2021:
Money market funds	$9,648	$9,648	$—	$—

The Company’s remaining financial instruments that are measured at fair value on a recurring basis consist primarily of cash, accounts receivable, accounts payable, accrued expenses, and other current liabilities. The Company believes their carrying values are representative of their fair values due to their short-term maturities. The fair values of the Company’s Credit Agreement balances were measured by comparing their prepayment values and observable market data consisting of interest rates based on similar credit ratings, which the Company classifies as a Level 2 input within the fair value hierarchy. The Company does not have any recurring fair value measurements using significant unobservable inputs (Level 3) as of September 30, 2022 and December 31, 2021.

Nonrecurring Fair Value Measurements

Assets acquired and liabilities assumed in business combinations are initially measured at fair value on the acquisition date on a nonrecurring basis using Level 3 inputs.

The Company is required to measure certain assets at fair value on a nonrecurring basis after initial recognition. These include goodwill, intangible assets, and long-lived assets, which are measured at fair value on a nonrecurring basis as a result of impairment reviews and any resulting impairment charge. Impairment is assessed annually in the fourth quarter or more frequently if an event occurs or circumstances change that would more likely than not reduce the fair value of the reporting unit or assets below the carrying value, as described below. The fair value of the reporting unit or asset groups is determined primarily using cost and market approaches (Level 3).

Deferred transaction costs

Deferred transaction costs consist of direct legal, accounting and other fees relating to the Grindr Group’s anticipated merger with a special purpose acquisition company (the “Merger”). These costs are capitalized as incurred in other current assets on the condensed consolidated balance sheets and will be expensed or charged to members’ equity upon the completion of the Merger. In the event the Merger is terminated, deferred transaction costs will be expensed in that period. Deferred transaction costs as of September 30, 2022 were $8,086. There were no deferred transaction costs as of December 31, 2021.

Modification of equity classified award

On the modification date, the Company determines the type of modification of the equity award by assessing whether the equity awards are probable or improbable to vest before and after the modification. The Company estimates the fair value of the awards immediately before and immediately after modification for those equity awards that are probable of vesting before and after the modification. Any incremental increase in fair value is recognized as an expense immediately to the extent the underlying equity awards are vested and on a straight-line basis over the requisite service period using the related expense attribution method to the extent that they are unvested. For equity awards that are improbable of vesting before the modification and probable of vesting after the modification, the Company recognizes expense measured as the fair value of the modified award on a straight-line basis over the requisite service period using the related expense attribution method based on the fair value of the awards at the modification date.

Revenue Recognition

Revenue is recognized when or as a customer obtains control of promised services. The amount of revenue recognized reflects the consideration which the Company expects to be entitled to in exchange for these services.

The Company derives substantially all of its revenue from subscription revenue and advertising revenue. As permitted under the practical expedient available under ASU 2014-09, the Company does not disclose the value of unsatisfied performance obligations for (i) contracts with an original expected length of one year or less, (ii) contracts with variable consideration that is allocated entirely to unsatisfied performance obligations or to a wholly unsatisfied promise accounted for under the series guidance, and (iii) contracts for which the Company recognizes revenue for the amount at which the Company has the right to invoice for services performed.

Direct Revenue

Direct revenue consists of subscription revenue. Subscription revenue is generated through the sale of monthly subscriptions that are currently offered in one, three, six, and twelve-month lengths. Subscription revenue is presented net of taxes, credits, and chargebacks. Subscribers pay in advance, primarily through mobile app stores, and, subject to certain conditions identified in the Company’s terms and conditions, generally all purchases are final and nonrefundable. Revenue is initially deferred and is recognized using the straight-line method over the term of the applicable subscription period.

Indirect Revenue

Indirect revenue consists of advertising revenue and other non-direct revenue. The Company has contractual relationships with advertising service providers and also directly with advertisers to display advertisements in the Grindr app. For all advertising arrangements, the Company’s performance obligation is to provide the inventory for advertisements to be displayed in the Grindr app. For contracts made directly with advertisers, the Company is also obligated to serve the advertisements in the Grindr app. Providing the advertising inventory and serving the advertisement is considered a single performance obligation, as the advertiser cannot benefit from the advertising space without its advertisements being displayed.

The pricing and terms for all advertising arrangements are governed by either a master contract or insertion order. The transaction price in advertising arrangements is generally the product of the number of advertising units delivered (e.g., impressions, offers completed, videos viewed, etc.) and the contractually agreed upon price per advertising unit. Further, for advertising transactions with advertising service providers, the contractually agreed upon price per advertising unit is generally based on the Company’s revenue share or fixed revenue rate as stated in the contract. The number of advertising units delivered is determined at the end of each month, which resolves any uncertainty in the transaction price during the reporting period.

Account Receivables, net of allowance for doubtful accounts

The majority of app users access the Company’s services through mobile app stores. The Company evaluates the credit worthiness of these two mobile app stores on an ongoing basis and does not require collateral from these entities. Accounts receivable also include amounts billed and currently due from advertising customers. The Company maintains an allowance for doubtful accounts to provide for the estimated amount of accounts receivable that will not be collected. The allowance for doubtful accounts is based upon a number of factors, including the length of time accounts receivable are past due, the Company’s previous loss history, and the specific customer’s ability to pay its obligation.

The accounts receivable balances, net of allowances, were $18,433 and $17,885 as of September 30, 2022 and December 31, 2021, respectively. The opening balance of accounts receivable, net of allowances, was $11,833 as of January 1, 2021.

Contract Liabilities

Deferred revenue consists of advance payments that are received or are contractually due in advance of the Company’s performance. The Company classifies subscription deferred revenue as current and recognizes revenue ratably over the terms of the applicable subscription period or expected completion of the performance obligation which range from one to twelve months. The deferred revenue balances were $18,732 and $20,077 as of September 30, 2022 and December 31, 2021, respectively. The opening balance of deferred revenue balance was $13,530 as of January 1, 2021.

For the three and nine months ended September 30, 2022, the Company recognized $2,406 and $18,848 of revenue that was included in the deferred revenue balance as of December 31, 2021. For the three and nine months ended September 30, 2021, the Company recognized $1,823 and $13,978 of revenue that was included in the deferred revenue balance as of December 31, 2020.

Disaggregation of Revenue

The following tables summarizes revenue from contracts with customers for the three and nine months ended September 30, 2022 and 2021, respectively:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
Direct revenue	$43,209	$30,537	$118,364	$80,733
Indirect revenue	7,193	7,712	22,123	20,079
	$50,402	$38,249	$140,487	$100,812

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
United States	$31,127	$23,531	$87,876	$63,533
United Kingdom	3,752	3,127	10,457	7,753
Rest of the world	15,523	11,591	42,154	29,526
	$50,402	$38,249	$140,487	$100,812

Recent Accounting Pronouncements

As an “emerging growth company”, the Jumpstart Our Business Startups Act of 2012 (“JOBS Act”), allows the Company to delay adoption of new or revised pronouncement applicable to public companies until such pronouncements are made applicable to private companies. The Company has elected to use the adoption dates applicable to private companies. As a result, the Company’s financial statements may not be comparable to the financial statements of issuers who are required to comply with the effective date for new or revised accounting standards that are applicable to public companies.

In October 2021, the FASB issued ASU 2021-08, Business Combinations (Topic 805): Accounting for Contract Assets and Contract Liabilities from Contracts with Customers, which amends the accounting for contract assets acquired and contract liabilities assumed from contracts with customers in business combinations. The amendment requires an acquirer in a business combination to recognize and measure contract assets and contract liabilities in accordance with ASC Topic 606, resulting in a shift from previous guidance which required similar assets and liabilities to be accounted for at fair value at the acquisition date. For public business entities, the guidance is effective for fiscal years beginning after December 15, 2022, including interim periods within those fiscal years, with early adoption permitted. For all other entities, the amendments are effective for fiscal years beginning after December 15, 2023, including interim periods within those fiscal years. The amendments in this Update should be applied prospectively to business combinations occurring on or after the effective date of the amendments. While the Company is continuing to assess the timing of adoption and potential impact of this guidance it does not expect the guidance to have a material effect, if any, on its condensed consolidated financial statements and related disclosures. The Company will continue to evaluate the impact of this guidance upon the occurrence of future acquisitions.

In March 2020, the FASB issued ASU 2020-04, Reference Rate Reform (Topic 848): Facilitation of the Effects of Reference Rate Reform on Financial Reporting, which provides optional expedients and exceptions for applying GAAP to contracts, hedging relationships and other transactions that reference London Interbank Offered Rate (“LIBOR”) or another reference rate expected to be discontinued because of reference rate reform. This guidance is optional for a limited period of time through December 31, 2022. The Company is currently evaluating the impact this guidance may have as it relates to arrangements that reference LIBOR on its condensed consolidated financial statements and related disclosures.

In February 2016, the FASB issued ASU 2016-02, Leases (Topic 842). The guidance in this ASU supersedes the leasing guidance in Topic 840, Leases. Under the new guidance, lessees are required to recognize lease assets and lease liabilities on the balance sheets for all leases with terms longer than 12 months. Leases will be classified as either finance or operating, with classification affecting the pattern of expense recognition in the statement of operations. The new standard is effective for fiscal years beginning after December 15, 2021, and interim periods within those fiscal years beginning after December 15, 2022. The primary effect of the adoption of ASU No. 2016-02 will be the recognition of a right of use asset and related liability to reflect the Company’s rights and obligations under its operating leases. The Company will also be required to provide the additional disclosures stipulated in ASU No. 2016-02. The Company is currently evaluating the impact of the requirements of ASU 2016-02 and does not expect the adoption to have a significant impact on the consolidated statements of operations and comprehensive income (loss) and consolidated statements of cash flows. Upon adoption, there will be a material increase in total assets and total liabilities in the consolidated balance sheet due to the recognition of right-of-use assets and lease liabilities for the Company’s leases.

In June 2016, the FASB issued ASU 2016-13, Financial Instruments – Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments, which revises the measurement of credit losses for financial assets measured at amortized cost from an incurred loss methodology to an expected loss methodology. The standard requires entities to use a forward-looking approach based on expected losses to estimate credit losses on certain types of financial instruments, including trade receivables, debt securities, net investment in leases, and most other financial assets that represent a right to receive cash. Additional disclosures about significant estimates and credit quality are also required. The FASB has subsequently issued updates to the standard to provide additional clarification on specific topics. The ASU is effective for the Company for fiscal years beginning after December 15, 2022, and interim periods within those fiscal years. The Company is currently evaluating the impact of this standard on its financial statements.

3.	Income Tax

In determining the quarterly provisions for income taxes, the Company uses the annual estimated effective tax rate applied to the actual year-to-date income (loss), adjusted for discrete items arising in that quarter. In addition, the effect of changes in enacted tax laws or rates and tax status is recognized in the interim period in which the change occurs.

	Three Months Ended September 30,			Nine Months Ended September 30,
	2022	2021	Change	2022	2021	Change
Income tax provision	$(2,485)	$(1,079)	$(1,406)	$(1,192)	$(5,019)	$3,827
Effective tax rate	39.79%	24.18%	15.61%	6.03%	23.71%	(17.68)%

The Company is subject to taxation in the U.S. and various states jurisdictions. ASC Topic 740, Income Taxes (“ASC 740”) indicates that the statutory income tax rate of a foreign reporting entity be used when preparing the rate reconciliation disclosure. As such, the Company and its wholly owned subsidiaries use the statutory income tax rate in the Cayman Islands, which is 0%. The change in the effective tax rate for the three and nine months ended September 30, 2022 when compared to the three and nine months ended September 30, 2021, was primarily attributable to the change in pre-tax earnings, U.S. federal and state income taxes, unit-based compensation, foreign derived intangible income deduction and other permanent differences.

The computation of the estimated annual effective income rate at each interim period requires certain estimates and assumptions including, but not limited to, the expected pre-tax income (or loss) for the year, projections of the proportion of income (and/or loss) earned and tax in foreign jurisdictions and permanent and temporary differences. The accounting estimates used to compute the provision or benefit for income taxes may change as new events occur, additional information is obtained or the Company’s tax environment changes. To the extent that the estimated annual effective income tax rate changes during a quarter, the effect of the change on prior quarters is included in the income tax provision in the quarter in which the change occurs.

The Company remains subject to examination for federal and state income tax purposes for the tax years ending 2016 and forward. The Company does not anticipate a significant change in its uncertain tax benefits over the next 12 months.

4.	Other Current Assets

Other current assets consist of the following:

	September 30, 2022	December 31, 2021
Deferred transaction costs	$8,086	$—
Income tax receivable	—	3,274
Other current assets	1	34
	$8,087	$3,308

5.	Promissory Note from a Related Party

On April 27, 2021, Catapult GP II LLC (“Catapult GP II”), a related party wherein certain members of Catapult GP II are executives of the Company’s subsidiary, Grindr Group, purchased 5,387,194 common units of Grindr Group. In conjunction with the common units purchased, Grindr Group entered into a full recourse promissory note with Catapult GP II with a face value of $30,000 (the “Note”). The Note, including all unpaid interest, is to be repaid the earlier of 1) the tenth anniversary of the Note, 2) upon the completion of a liquidity event, or 3) upon completion of an initial public offering or a special-purpose acquisition company transaction. The Note bears interest at 10% per annum on a straight-line basis.

The total amount outstanding on the Note, including interest, was $30,481 and $32,038 as of September 30, 2022 and December 31, 2021, respectively. The Note and the related accrued interest are reflected as a reduction to equity in the condensed consolidated statements of members’ equity.

6.	Accrued Expenses and Other Current Liabilities

Accrued expenses and other current liabilities consist of the following:

	September 30, 2022	December 31, 2021
Settlement payable of incentive units on 2016 Plan	$2,108	$1,060
Income, sales and other taxes payable	2,677	631
Accrued professional service fees	1,452	184
Accrued legal expenses	1,185	196
Accrued infrastructure expenses	567	—
Employee compensation and benefits	477	320
Settlement payable to a former director of Grindr Group	406	204
Deferred rent	362	196
Other accrued expenses	1,162	715
	$10,396	$3,506

7.	Debt

Total debt for the Company is comprised of the following:

	September 30, 2022	December 31, 2021
Credit Agreement
Current	$5,040	$3,840
Non-current	192,900	136,320
	197,940	140,160
Less: unamortized debt issuance costs	(3,237)	(3,041)
	$194,703	$137,119

On June 10, 2020, Grindr Gap LLC and Grindr Capital LLC, wholly owned subsidiaries of the Company, entered into a credit agreement (the “Credit Agreement”) which permitted the Company to borrow up to $192,000.

Borrowings under the agreement are collateralized by the capital stock and assets of certain wholly owned subsidiaries of the Company. The Company’s obligation under the Credit Agreement is guaranteed by certain of the Company’s wholly owned subsidiaries.

Borrowings under the Credit Agreement are payable in full on June 10, 2025 with mandatory principal repayments beginning in the first quarter of 2021. Mandatory repayments are equal to 0.50% of the original principal amount of the Credit Agreement. The Company is also required to make mandatory prepayments of the Credit Agreement, commencing with the fiscal year ending December 31, 2020, equal to a defined percentage rate (determined based on the Company’s leverage ratio) of excess cash flows. No such prepayment was required for the three and nine months ended September 30, 2022 and 2021.

Borrowings under the Credit Agreement are Index Rate Loans or LIBOR Rate Loans, at the Company’s discretion. Index Rate Loans bear interest at Index Rate plus applicable margin based on the consolidated total leverage ratio, or 7%. LIBOR Rate Loans bear interest at LIBOR Rate plus an applicable margin based on the consolidated total leverage ratio, or 8%. The interest rates in effect as of September 30, 2022 and December 31, 2021 were 10.3% and 9.5%, respectively, based on the LIBOR Rate.

The Credit Agreement also required the Company to make a lump-sum principal repayment in the amount equal to $48,000 plus related accrued interest on or before February 28, 2021. This repayment date was amended to November 30, 2021 based on the first amendment to the Credit Agreement entered into on February 25, 2021. In addition to the mandatory repayment, the Company was required to pay a premium of 10% of the principal repayment, or $4,800, together with the mandatory lump-sum principal repayment.

The premium was accrued over the term of the Credit Agreement through the initial repayment date in February 2021. For the nine months ended September 30, 2021, $1,118 of the premium was accrued and recognized as interest expense in “Interest expense, net” in the condensed consolidated statements of operations and comprehensive loss. The Company paid the mandatory lump-sum principal and premium in November 2021.

On June 13, 2022, a second amendment to the Credit Agreement was entered into which allowed the Company to borrow an additional $60,000, which the Company drew in conjunction with the closing of the amendment. The second amendment to the Credit Agreement was accounted for as a debt modification. The Company capitalized and paid debt issuance costs totaling $955 in conjunction with the second amendment. The borrowing under the second amendment has the same terms as the Credit Agreement and is payable in full on June 10, 2025.

The obligations under the Credit Agreement are subject to automatic acceleration upon a voluntary or involuntary bankruptcy event of default and are subject to acceleration at the election of the lenders upon the continuance of any other event of default, including a material adverse change in the business, operations or conditions of the Company, or SVA’s default on the Deferred Payment resulting from the Company’s acquisition of Grindr, Inc. from Kunlun. A default interest rate of an additional 2% per annum will apply on all outstanding obligations during the occurrence and continuance of an event of default. If an event of default occurs on or prior to June 10, 2022, an additional premium will be charged equal to all unpaid interest that would have accrued until the date that is 24 months after the inception of the Credit Agreement. The Credit Agreement includes restrictive non-financial and financial covenants, including the requirement to maintain a total leverage ratio no greater than 4.75:1.00 prior to and through March 31, 2022, and no greater than 3.25:1.00 thereafter. As of September 30, 2022 and December 31, 2021, the Company was in compliance with the financial debt covenants.

The fair value of the Deferred Payment balance was measured by the discounted cash flow method using observable market data consisting of interest rates based on institutions with similar credit ratings, which the Company classifies as a Level 2 input within the fair value hierarchy. The Deferred Payment does not bear any interest, with $75,000 payable on the second anniversary of the closing date and $155,000 payable on the third anniversary of the closing date. The estimated fair value of the Deferred Payment as of September 30, 2022 was $137,136 and as of December 31, 2021 the carrying value of the Deferred Payment approximated the fair value.

The fair values of the Company’s Credit Agreement balances were measured by the discounted cash flow method or comparing their prepayment values and observable market data consisting of interest rates based on similar credit ratings, which the Company classifies as a Level 2 input within the fair value hierarchy. The estimated fair value of the Credit Agreement balances as of September 30, 2022 and December 31, 2021 was $189,746 and $142,963, respectively.

8.	Commitments and Contingencies

Litigation

From time to time, the Company is subject to various legal proceedings and claims, either asserted or unasserted, that arise in the ordinary course of business. Litigation can be expensive and disruptive to normal business operations. Moreover, the results of complex legal proceedings are difficult to predict, and the Company’s view of these matters may change in the future as the litigation and events related thereto unfold. The Company expenses legal fees as incurred. The Company records a provision for contingent losses when it is both probable that a liability has been incurred and the amount of the loss can be reasonably estimated. Currently, it is too early to determine the outcome and probability of any legal proceedings and whether they would have a material adverse effect on the Company’s business. As of September 30, 2022 and December 31, 2021, there were no amounts accrued that the Company believes would be material to its financial position.

In January 2020, the Norwegian Consumer Council (“NCC”) submitted three complaints to the Norwegian Data Protection Authority, (“NDPA”). Datatilsynet, under Article 77(1) of the General Data Protection Regulation (“GDPR”) against the following parties: (1) Grindr and AdColony; (2) Grindr, Twitter, AppNexus, and OpenX; and (3) Grindr, and Smaato. The complaints reference a report entitled “Out Of Control: How consumers are exploited by the online advertising industry”. The NCC argued that (1) the Company lacks valid consent for data sharing, (2) the Company shares personal data under Article 9 and does not have a legal basis for processing personal data under article 9, and (3) the Company does not provide clear information about data sharing, which infringes the principle of transparency in Article (5)(1)(a) GDPR. In April 2020, the Company received an Order to Provide Information from the Datatilsynet. The Company responded to this Order and provided information to Datatilsynet in May 2020. In January 2021, the Datatilsynet sent the Company an “Advance notification of an administrative fine” of 100,000 NOK (the equivalent of approximately $9,300 using the exchange rate as of September 30, 2022) for an alleged infringement of the GDPR. This was notice of a proposed fine to which Grindr was entitled to respond before Datatilsynet made a final decision. Datatilsynet alleged (i) that Grindr disclosed personal data to third party advertisers without a legal basis in violation of Article 6(1) GDPR and (ii) that Grindr disclosed special category personal data to third party advertisers without a valid exemption from the prohibition in Article 9(1) GDPR. Grindr responded to the Advance notification on March 8, 2021, to contest the draft findings and fine. A redacted copy of Grindr’s response was made public. On April 29, 2021, Datatilsynet issued its Order To Provide Information - Grindr - Data Processors, asking, among other things, whether Grindr considered certain ad tech partners to be processors or controllers. Datatilsynet later extended the deadline to respond to June 2, 2021, and Grindr sent a response to Datatilsynet on that date. On October 11, 2021, Datatilsynet sent the Company a letter concerning Grindr’s reply to the Advance notification. In the letter, Datatilsynet clarified that the Advance notification only “pertains to data subjects on Norwegian territory,” and advised the Company of two additional complaints that had been filed (one in March 2021 and the other in September 2021) with Datatilsynet by the Norwegian Consumer Council. Datatilsynet requested any further comments or remarks to the Advance notification by November 1, 2021, but later extended the deadline to November 19, 2021. On November 19, 2021, Grindr served a response to Datatilsynet’s October 11, 2021 letter. On November 26, 2021, Datatilsynet requested any redactions to the response based upon the expectation that third parties may request a copy of Grindr’s November 19, 2021 response, and Grindr proposed redactions on the same day.

In December 2021, Datatilsynet issued a reduced administrative fine against the Company in the amount of 65,000 NOK, or approximately $6,045 using the exchange rate as of September 30, 2022, with an extended deadline for the Company to appeal through February 14, 2022. On February 14, 2022, Grindr filed an appeal brief with the DPA. Grindr is not aware when Datatilsynet will take additional action in this matter. It is too early to determine the probability of there being any further proceedings, the outcome of any such proceedings, and whether such proceedings may have a material adverse effect on the Company’s business, including because of the uncertainty of (i) the ultimate amount of the fine imposed, and (ii) whether Grindr may determine to appeal or further contest the fine. As a result, an estimate of the ultimate loss cannot be made at this time. It is at least reasonably possible that a change in the administrative fine may occur in the near term.

In Summer of 2018, Grindr was informed by multiple State Attorneys General (the “Multistate”) that the Multistate was opening a formal investigation into the Company’s sharing of users’ HIV status and last tested date with third parties, and its security and processing of user geolocation information. Since August 2018 the Company has responded to multiple requests for information. In November 2020, the Multistate contacted the Company with its expected claims and findings and general proposed settlement terms that included a settlement of $11,000. The Company responded in February 2021 by providing the Multistate with a white paper detailing why the Multistate’s claims are factually and legally deficient. The Company also met with the Multistate and presented its arguments via a presentation. In May 2021, the Multistate contacted Grindr to request an extension of the tolling agreement from June 1, 2021 to October 1, 2021. On May 30, 2021, Grindr entered into a tolling agreement extension with the State Attorneys General of Arkansas, Indiana, New Jersey, North Carolina, Oregon, Vermont, and Washington, extending the tolling agreement from June 1, 2021 to August 1, 2021. In June 2021, the New Jersey Attorney General served supplemental requests on Grindr seeking, among other things, additional information related to matters discussed in Grindr’s February 2021 white paper, as well as documents regarding submissions made by Grindr to Datatilsynet. In July 2021, Grindr served initial responses and objections to the New Jersey Attorney General’s supplemental requests and subsequently agreed to an extension of the tolling agreement from August 1, 2021 to October 1, 2021. Since that time, the New Jersey Attorney General agreed to limit the scope of the supplemental requests, and Grindr agreed to provide certain information in response to the supplemental requests. In addition, Grindr agreed to enter into an additional tolling agreement extension with the State Attorneys General of Arkansas, Indiana, New Jersey, North Carolina, Oregon, Vermont, and Washington, extending the tolling agreement from October 1, 2021 to March 31, 2022. On March 16, 2022, May 27, 2022 and July 5, 2022, Grindr entered into an additional extensions of the tolling agreement with the Attorneys General until May 30, 2022, June 30, 2022 and September 1, 2022. In October 2021, Grindr served an initial response to the New Jersey Attorney General’s supplemental requests, with additional responses to supplemental requests served in November and December 2021. In January 2022, Grindr submitted responses to the New Jersey Attorney General’s follow-up questions regarding the Company’s inquiry in response to The Pillar blog. On October 6, 2022, the Company was advised by the Multistate that the investigation has been closed without action and with no further action anticipated. See Note 12 for additional information.

In December 2020, Grindr was named in a statement of claim and petition for certification of a class action in Israel (Israeli Central District Court). The statement of claims generally alleges that Grindr violated users’ privacy by sharing information with third parties without their explicit consent. The petitioner asserts several causes of action under Israeli law, including privacy breaches, unlawful enrichment, and negligence, as well as causes of action under California law, including privacy violations under the California Constitution and California common law, negligence, violation of the Unfair Competition Law, and unjust enrichment. The statement of claims seeks various forms of monetary, declaratory, and injunctive relief, in addition to certification as a class action. In June 2021, the petitioner attempted service of the statement of claims and the associated filings (all in translated form as required under applicable law) on Grindr. In November 2021, Grindr filed an initial response to the plaintiff’s Statement of Claim challenging the effectiveness of service. The plaintiff then filed opposition to Grindr’s service-related motion, raising a series of technical challenges. During the Israeli court hearing in January 2022, the Israeli court directed the plaintiff to start the service process from the beginning by seeking court permission to pursue international service on Grindr. On February 8, 2022, the Court formally permitted the Plaintiff, in ex parte, to serve the Company outside the jurisdiction. The Company should file its response to the Motion for certification (and/or preliminary jurisdictional motions) within 90 days from the date it is served. On March 30, 2022, Grindr received a package via U.S. Mail with the case documents. Grindr’s local Israeli counsel is preparing a motion seeking the court’s preliminary ruling on the question of applicable law. On July 5, 2022, the Company filed a motion to determine the governing law. Grindr believes that the claims lack merit, and it continues to consider and evaluate an appropriate response. At this time, this matter remains in its nascent stages, and it is too early to determine the likely outcome of this proceeding or whether the proceeding may ultimately have a material adverse effect on the Company’s business, including because of the uncertainty of (i) whether Grindr will incur a loss, (ii) if a loss is incurred, what the amount of that loss may be, and (iii) whether Grindr may determine to appeal or further contest the loss.

9.	Distributions

On June 10, 2022, the Board of Managers of Grindr Group, a subsidiary of the Company, approved a special distribution of $0.75 per unit of Grindr Group Series X Ordinary Units, amounting to $83,313 to Series X Ordinary Unit holders as of the close of business on June 10, 2022. The distribution was partially paid in June 2022, and the balance was fully paid in July 2022.

10.	Unit-based Compensation

The unit-based compensation expense is related to the grant of unit options and restricted units granted under the Grindr Group 2020 Plan and the grant of SVE’s Series P Units to Catapult Goliath LLC (“Catapult Goliath”), a related party that liquidated prior to the Closing and distributed its holdings to its members, some of whom were former officers of the Company. The unit-based compensation expense for SVE’s Series P Units has been recorded in the Company’s condensed consolidated financial statements with a corresponding credit to equity as noncontrolling interest.

Grindr Group 2020 Plan

Unit options

The following table summarizes the key input assumptions used in the Black-Scholes option-pricing model to estimate the fair value of unit options granted for the nine months ended September 30, 2022 and 2021:

Nine Months Ended September 30,
	2022	2021
Expected life of units (in years)(1)	4.57 - 4.61	4.55 - 4.61
Expected unit price volatility(2)	56.39% - 60.87%	48.20% - 56.46%
Risk free interest rate(3)	1.37% - 3.05%	0.32% - 0.78%
Expected dividend yield(4)	—%	—%
Weighted average grant-date fair value per unit of unit options granted	$2.75 - $5.81	$1.80 - $2.17
Fair value per common unit	$5.89 - $11.13	$4.50 - $4.98
(1)	The expected term for award is determined using the simplified method, which estimates the expected term using the contractual life of the option and the vesting period.
(2)	Expected volatility is based on historical volatilities of a publicly traded per group over a period equivalent to the expected term of the awards
(3)	The risk-free interest rate is based on the U.S. Treasury yield of treasury bonds with a maturity that approximates the expected term of the awards
(4)	Prior to June 10, 2022, Grindr Group has not historically paid cash dividends on its common units. On June 10, 2022, Grindr Group’s Board of Managers approved a special distribution as described in Note 9, and does not expect to pay any normal course cash dividends on its common units in the foreseeable future.

The following table summarizes the unit option activity for the nine months ended September 30, 2022:

	Number of Options	Weighted Average Exercise Price
Outstanding at December 31, 2021	3,442,397	$4.96
Granted	867,050	$10.37
Exercised	(240,205)	$4.73
Forfeited	(886,519)	$4.63
Outstanding at September 30, 2022	3,182,723	$6.56

San Vicente Equity Joint Venture LLC (“SVE”) Series P Profit Units (“Series P”)

A summary of Series P Units activity for the nine months ended September 30, 2022 is presented below:

	Number of Units	Weighted Average Fair Value(1)
Unvested at December 31, 2021	4,306,636	$2.07
Vested	(3,293,464)	$5.36
Unvested at September 30, 2022	1,013,172	$7.32

(1)	The weighted average fair value for unvested Series P units at December 31, 2021 is based on the grant date fair value. The weighted average fair value of the vested Series P units in 2022 and the unvested Series P units at September 30, 2022 considered the remeasured fair value of Series P upon modification (discussed below).

There were no Series P units granted during the nine months ended September 30, 2022 and 2021.

Modification of Series P Units

On May 9, 2022, SVE and Catapult Goliath entered into an agreement to amend the vesting requirement for the Series P Units (the “Modification”). Under the Modification, the Series P Units performance-based vesting target was amended to time-based vesting and the Series P Units will vest as follows: (1) 40% immediately as of the date of modification (the “First Tranches”), and (2) 20% each on June 30, 2022, September 30, 2022 and December 31, 2022 (the “Second Tranches”). Additionally, the requisite services under the consulting agreement have been removed as a condition to vesting.

The vesting requirements for the First Tranches originally consisted of requisite services under a consulting agreement and performance-based targets, and all performance-based targets were met. As such, the Company accounted for the modification in the First Tranches as a Type I modification (probable to probable). As the modification only results in the acceleration of service-based vesting and does not involve any other changes, there was no incremental fair value upon modification. The Company recognized $2,285 incremental unit-based compensation during the nine months ended September 30, 2022 for the First Tranches as it relates to the units vested immediately upon the date of modification.

The vesting requirements for the Second Tranches originally consisted of requisite services under a consulting agreement and performance-based targets, and all performance-based targets were not met. As such, the Company accounted for the modification in the Second Tranches as a Type III modification (improbable to probable). This Type III modification results in a remeasured fair value of $7.32 per share. The remeasured fair value was determined by a probability weighted expected return method by weighting between a going concern scenario valued using the Option Pricing Method and a reverse merger scenario value using the equity value in the merger agreement. The incremental aggregate unit-based compensation related to the modification was $22,249. The Company recognized $19,217 of incremental unit-based compensation expense during the nine months ended September 30, 2022 for the Second Tranches.

Prior to the Closing, Catapult Goliath was liquidated and distributed its holdings to its members, some of whom were former officers of the Company.

Unit-based compensation information

The following table summarizes unit-based compensation expenses for the three and nine months ended September 30, 2022 and 2021, respectively:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
Selling, general and administrative expenses	$9,435	$593	$22,870	$1,623
Product development expenses	251	71	483	183
	$9,686	$664	$23,353	$1,806

Unit-based compensation expense that was capitalized as an asset was $54 and $32 for the three months ended September 30, 2022 and 2021, respectively. Unit-based compensation expense that was capitalized as an asset was $108 and $78 for the nine months ended September 30, 2022 and 2021, respectively.

11.	Related Parties

For the three months ended September 30, 2022 and 2021, the Company paid advisor fees and out-of-pocket expenses amounting to $175 and $262 to two individuals who hold ownership interest in the Company, respectively. For the nine months ended September 30, 2022 and 2021, the Company paid advisor fees and out-of-pocket expenses amounting to $606 and $644 to two individuals who hold ownership interest in the Company, respectively.

See Note 5 and Note 10 for additional related party transactions with Catapult GP II and Catapult Goliath.

12.	Subsequent Events

The Company has evaluated subsequent events through November 23, 2022, the date the condensed consolidated financial statements were available to be issued and concluded that no subsequent events have occurred that would require recognition in the Company’s condensed consolidated financial statements or disclosures in the notes to the condensed consolidated financial statements herein, other than already discussed in the notes above and below.

On October 6, 2022, the Company was advised by the Multistate that the investigation discussed in Note 8 has been closed without action and with no further action anticipated. While this particular investigation concluded in the Company’s favor, the Company may in the future be the subject of similar types of investigations or proceedings, which could result in substantial costs and a diversion of the Company’s management’s attention and resources.

On October 14, 2022, a new entity, San Vicente Investments II, Inc. (“SV Investments II”) was formed. On October 21, 2022, San Vicente Investments, Inc. (“SV Investments”) contributed its 100% ownership interest in San Vicente Offshore Holdings (Cayman) Limited (“SV Cayman”) in exchange for the issuance of 100% of the share capital of SV Investments II to it, resulting in SV Cayman being wholly owned by SV Investments II and SV Investments becoming the indirect owner of 100% of SV Cayman. The creation of SV Investments II and subscription in shares in SV Investments II in exchange for ownership interests of SV Cayman is a common control transaction. SV Investments II and SV Cayman have a common parent, SV Investments, since their inception dates. As a shell company, SV Investments II has no other assets, liabilities or activities of its own. The transfer of SV Cayman ownership interests to SV Investments II is accounted for by SV Investments II on October 21, 2022, when the transfer was effective.

Grindr Group and Tiga Acquisition Corp., a special purpose acquisition company (“Tiga” or the “SPAC”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) on May 9, 2022. On November 1, 2022, Grindr Group and Tiga announced that the Securities and Exchange Commission had declared effective the Form S-4 in connection with the Merger Agreement. On November 18, 2022, following the approval of the stockholders at Tiga at its Extraordinary General Meeting held on November 15, 2022, pursuant to the terms of the Merger Agreement, Grindr Group and Tiga completed the closing of the transaction contemplated by the Merger Agreement (the “Closing”). The transaction provided Grindr Group with $105,094 of gross proceeds. Upon Closing, the combined company was renamed Grindr Inc. and is trading on the New York Stock Exchange under the ticker “GRND”. The transaction is accounted for as a reverse recapitalization and Grindr Group has been determined to be the accounting acquirer.

On November 14, 2022, Grindr Gap LLC and Grindr Capital LLC, wholly owned subsidiaries of Grindr Group entered into an amendment to the Credit Agreement which allowed Grindr Group to borrow multiple term loans (the “Amendment”). The term loans have the following maximum commitment amounts, $140,800 (“Supplemental Facility I”), and $30,000 (“Supplemental Facility II”). On November 14, 2022 and November 17, 2022, Grindr Group fully committed the full amount for Supplemental Facility I and Supplemental Facility II, respectively. The debt issuance costs related to the Amendment is $3,387 and $750 for Supplemental Facility I and Supplemental Facility II, respectively. All borrowings under the Amendment bear interest at the Secured Overnight Financing Rate (“SOFR”), with an applicable floor, plus an applicable margin as determined by Grindr Group’s net leverage ratio. For Supplemental Facility I, Grindr Group is required to make quarterly amortization payments of $704 on the next business day of the end of each March, June, September and December, beginning in June 2023, with the remaining aggregate principal amount payable on the maturity date on November 14, 2027 (“Supplemental Facility I Maturity Date”). The Supplemental Facility I Maturity Date may be accelerated if certain loans in the existing Credit Agreement or Supplemental Facility II are not repaid on or before their respectively maturity dates. For Supplemental Facility II, Grindr Group is required to make amortization payments of $7,500 on the next business day of the end of June 2023 and December 2023, with the remaining aggregate principal amount payable on the maturity date on May 17, 2024.

On November 14, 2022, ahead of the close of the transaction described above, the Board of Managers of Grindr Group approved a distribution of $2.55 per unit of Series X Ordinary Units of Grindr Group, amounting to $283,801 to Series X Ordinary Unit holders as of the close of business on November 14, 2022 (the “Distribution”). As part of the Distribution, $155,000 was issued to Group Holdings in the form of a promissory note (the “Promissory Note”) on November 15, 2022. The Promissory Note, which would bear interest at 4.03% per annum beginning thirty days after issuance, was to be repaid no later than January 15, 2023 with all accrued interest. Group Holdings in turn issued promissory notes to its parent companies SVE and SVG totaling $155,000, SVE in turn issued a promissory note for its pro rata portion to SVG, and SVG issued a promissory note in the amount of $155,000 to San Vicente Parent LLC (a wholly owned subsidiary of SV Cayman, “SV Parent”). In addition, Catapult GP II elected to apply a portion of its distribution totaling $13,737 as a partial payment of the Note described in Note 5, in the amount of $12,020, which comprised $1,280 of the accrued interest and $10,740 of the principal. The Distribution, excluding any amounts related to the items described above, was paid on various dates in November 2022.

On November 15, 2022, Tiga Sponsor LLC (the “SPAC Sponsor”) assigned the rights and obligations under a forward purchase agreement (“FPA”) to SV Parent for $100,000 consideration. The FPA provided for the purchase of an aggregate of 5,000,000 Class A ordinary shares, plus an aggregate of 2,500,000 redeemable warrants to purchase one Class A ordinary share at $11.50 per share, for an aggregate purchase price of $50,000, or $10.00 per Class A ordinary share. Pursuant to the FPA, the forward purchaser was also granted an option to subscribe, in the forward purchaser’s sole discretion, for an additional 5,000,000 Class A ordinary shares plus an additional 2,500,000 redeemable warrants to purchase one Class A ordinary share at $11.50 per share, for an additional purchase price of $50,000, or $10.00 per Class A ordinary share. In addition, on November 15, 2022, SV Parent transferred $100,000 cash to the SPAC trust account, which was released on November 18, 2022 to Grindr Inc. as an equity contribution. In consideration for Grindr Group’s assumption of SV Parent’s rights to receive the securities issuable by the SPAC Sponsor under the FPA, Grindr Group issued 7,127,896 Series X Ordinary Units to SV Cayman and entered into that certain warrant agreement with SV Cayman, pursuant to which, SV Cayman was entitled to purchase 3,563,948 Series X Ordinary Units of Grindr Group at a purchase price per share of $16.13. Such warrant and the Series X Ordinary Units were ultimately exchanged at the Closing into shares of Grindr Inc. Common Stock and a warrant to purchase shares of Grindr Inc. Common Stock in accordance with the terms of the Merger Agreement.

On November 16, 2022, SVE was liquidated and Group Holdings, SVG, SVA, SV Parent, SV Cayman, and SV Investments II merged down with and into Grindr Group. The mergers up to the SV Parent level resulted in all of the intercompany promissory notes being canceled, and the merger of SV Parent into Grindr Group resulted in Grindr Group assuming the $155,000 Deferred Payment to Kunlun with a carrying value of $142,750 as of November 16, 2022. On November 17, 2022, SV Investments distributed all of its interest and warrants in Grindr Group to San Vicente Holdings LLC, which subsequently distributed all of its interest and warrants in Grindr Group to its equity holders. The accounting treatment for each of these transactions is reflected as a contribution of assets and liabilities between entities under common control, which does not result in a change in reporting entity requiring retrospective restatement of the historical financial statements.

In accordance with newly executed agreements between Grindr Group and Kunlun, the Deferred Payment liability is to be settled within 10 business days of the Closing. Upon the settlement of the Deferred Payment liability, the difference between the carrying value of the Deferred Payment, at the time of settlement, and the $155,000 obligation will be recognized as a loss on extinguishment of debt in the period it is extinguished.